   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 1997

                                                     REGISTRATION NO. 333-[   ]
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                 -------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------
    HOST MARRIOTT CORPORATION               DELAWARE           53-00895950
  HOST MARRIOTT FINANCIAL TRUST             DELAWARE        TO BE APPLIED FOR
   (EXACT NAME OF REGISTRANT AS         (STATE OR OTHER      (I.R.S. EMPLOYER
    SPECIFIED IN ITS CHARTER)           JURISDICTION OF       IDENTIFICATION
                                        INCORPORATION OR         NUMBER)
                                         ORGANIZATION)
                              10400 FERNWOOD ROAD
                            BETHESDA, MD 20817-1109
                                (301) 380-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         CHRISTOPHER G. TOWNSEND, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              10400 FERNWOOD ROAD
                            BETHESDA, MD 20817-1109
                                (301) 380-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                              AGENT FOR SERVICE)
                                 -------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment file pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 433, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

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
                                           PROPOSED         PROPOSED
                            AMOUNT         MAXIMUM          MAXIMUM           AMOUNT OF
    TITLE OF SHARES         TO BE         AGGREGATE        AGGREGATE         REGISTRATION
    TO BE REGISTERED      REGISTERED    PRICE PER UNIT   OFFERING PRICE          FEE
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
Convertible Quarterly
 Income Preferred
 Securities SM of Host
 Marriott Financial
 Trust..................  11,000,000        $54.00(1)(2)  $594,000,000(1)(2)   $180,000
-----------------------------------------------------------------------------------------
Convertible Debentures
 of Host Marriott
 Corporation............      (3)            (3)              (3)                --
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Common Stock, par value
 $1.00 per share, of
 Host Marriott
 Corporation............  29,563,600(4)      (4)              (4)                 (4)
-----------------------------------------------------------------------------------------
Preferred Securities
 Guarantee of Host
 Marriott Corporation...      (5)            (5)              (5)                 (5)
-----------------------------------------------------------------------------------------
Preferred Stock Purchase
 Right(6)...............
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Total...................  11,000,000         100%(1)(2)   $594,000,000         $180,000
-----------------------------------------------------------------------------------------
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
(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act.
(2) Exclusive of accrued interest and distributions, if any.
(3) $567,000,000 in aggregate principal amount of 6 3/4% Convertible Debentures due 2026 (the "Convertible Debentures") issued on a joint and several basis by Host Marriott Corporation ("Host Marriott", or the "Company"), a Delaware Corporation, were issued and sold to Host Marriott Financial Trust, a Delaware statutory business trust (the "Issuer"), in connection with the issuance by the Issuer of $550,000,000 of its 6 3/4% Convertible Quarterly Income Preferred Securities (the "Preferred Securities"). The Convertible Debentures may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.
(4) The Preferred Securities are convertible into Convertible Debentures, which are convertible into common stock, $1.00 par value per share, of the Company (the "Common Stock"). Each Preferred Security is initially convertible into 2.6876 Shares of Common Stock, subject to adjustment under certain circumstances. Shares of Common Stock issued upon conversion of the Preferred Securities will be issued without the payment of additional consideration.
(5) Includes the obligations of the Company under the Guarantee (as defined herein) and certain back-up undertakings under (i) the Indenture (as defined herein) pursuant to which the Convertible Debentures were issued,
    (ii) the Convertible Debentures and (iii) the Amended and Restated Declaration of Trust of the Issuer, including the Company's obligations under such Indenture to pay cost, expenses, debts and liabilities of the trust (other than with respect to the Preferred Securities and the Common Securities of the Issuer), which in the aggregate provide a full and unconditional guarantee of amounts due on the Preferred Securities. No separate consideration will be received for the Guarantee and such back-up undertakings.
(6) The Company Rights are initially carried and traded with the Company Common Stock. The value attributable to the Company Rights, if any, is reflected in the value of the Company Common Stock.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                   SUBJECT TO COMPLETION, DATED       , 1997

PROSPECTUS
                                                      REGISTRATION NO. 333-[   ]
                        11,000,000 PREFERRED SECURITIES
                         HOST MARRIOTT FINANCIAL TRUST
            6 3/4% CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES
  (CONVERTIBLE QUIPSSM* SECURITIES) (LIQUIDATION PREFERENCE $50 PER PREFERRED
                                   SECURITY)
GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO COMMON STOCK
                                      OF,
                           HOST MARRIOTT CORPORATION

                                  ----------

  This Prospectus relates to the 6 3/4% Convertible Quarterly Income Preferred securities (the "Preferred Securities") which represent preferred undivided beneficial interests in the assets of Host Marriott Financial Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer"), and the shares of common stock, par value $1.00 per share (the "Host Marriott Common Stock"), of Host Marriott Corporation, a Delaware corporation ("Host Marriott" or the "Company"), issuable upon conversion of the Preferred Securities. The Preferred Securities were issued and sold (the "Original Offering") on December 2, 1996 (the "Original Offering Date") to the Initial Purchasers (as defined herein) and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Purchasers to be qualified institutional buyers as defined in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. All of the beneficial interests in the assets of the Issuer represented by common securities of the Issuer (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") are owned by Host Marriott Corporation. The Issuer exists for the sole purpose of issuing the Preferred Securities and the Common Securities and investing the proceeds from the issuance thereof in 6 3/4% Convertible Subordinated Debentures due December 2, 2026 (the "Debentures") to be issued by Host Marriott. The Preferred Securities have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Preferred Securities--Subordination of Common Securities."

  The Preferred Securities and Host Marriott Common Stock issuable upon conversion of the Preferred Securities (collectively the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Selling Holders" and "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. Host Marriott is responsible for payment of all other expenses incident to the registration of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

  Each Preferred Security is convertible in the manner described herein at the option of the holder, at any time prior to the Conversion Expiration Date (as defined herein), into shares of common stock, $1.00 par value per share, of Host Marriott Common Stock at the rate of 2.6876 shares of Host Marriott Common Stock for each Preferred Security (equivalent to a conversion price of $18.604 per share of Host Marriott Common Stock), subject to adjustment in certain circumstances. See "Description of the Preferred Securities--Conversion Rights" and "Description of Host Marriott Capital Stock." The last reported sale price of Host Marriott Common Stock, which is listed under the symbol "HMT" on the New York Stock Exchange, on January 15, 1997 was $16 5/8 per share.

  Holders of the Preferred Securities are entitled to receive preferential cumulative cash distributions from the Issuer at an annual rate of 6 3/4% of the liquidation preference of $50 per Preferred Security accruing from the date of original issuance and payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1997. See "Description of the Preferred Securities--Distributions". The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as described below, are guaranteed by Host Marriott (the "Guarantee") to the extent the Trust has funds available therefor as described under "Description of the Guarantee". The Guarantee, when taken together with its obligations under the Indenture (as defined herein) pursuant to which the Debentures were issued, the Debentures and its obligations under the Trust Agreement (as defined herein), including its obligations under the Indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. Host Marriott's obligations under the Guarantee rank (i) subordinate and junior to all other liabilities of Host Marriott except any liabilities that may be pari passu by their terms, (ii) pari passu with the most senior preferred stock issued from time to time by Host Marriott and with any guarantee now or hereafter entered into by Host Marriott in respect of any preferred or preference stock or any preferred securities of any affiliate of Host Marriott and (iii) senior to Host Marriott Common Stock. See "Description of the Guarantee".The distribution rate and the distribution and other payment dates for the Preferred Securities correspond to the interest rate and interest and other payment dates in the Debentures, which are the sole assets of the Issuer. As a result, if principal or interest is not paid on the Debentures, no amounts will be paid on the Preferred Securities.

  Host Marriott has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), Host Marriott may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and Host Marriott will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to Host Marriott's capital stock or debt securities that rank pari passu with or junior to the Debentures.
                                                           (Continued on page 2)


                                  ----------
  PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 4.

                                  ----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
   CONTRARY IS A CRIMINAL OFFENSE.
-----
* QUIPS is a servicemark of Goldman, Sachs & Co.


                                  ----------


                The date of this Prospectus is January  , 1997.

(Continued from page 1)

  During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate at 6 3/4% per annum, compounded quarterly) and holders of Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount."

  At any time on or after December 2, 1999, Host Marriott may, at its option, cause the rights of holders of the Preferred Securities to convert the Preferred Securities into Host Marriott Common Stock to expire. Host Marriott may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price (as defined herein) of Host Marriott Common Stock exceeds 120% of the conversion price of the Preferred Securities, subject to adjustment in certain circumstances. In order to exercise its option to terminate the conversion rights of the Preferred Securities, Host Marriott must issue a press release announcing the date upon which conversion rights will expire prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to December 2, 1999. The date on which such conversion rights will expire (the "Conversion Expiration Date") shall be a date not less than 30 and not more than 60 days following the date of the issuance of the press release described above. See "Description of the Preferred Securities-- Conversion Rights--Expiration of Conversion Rights."

  Except as provided below, the Preferred Securities may not be redeemed by the Issuer prior to December 2, 1999. The Preferred Securities are subject to redemption, in whole or in part, on or after such date, at redemption prices set forth herein, upon any permitted redemption by Host Marriott of Debentures, in a principal amount not to exceed the amount of the proceeds derived by Host Marriott or its subsidiaries from the issuance and sale of common stock within two years preceding the date fixed for redemption. See "Description of the Preferred Securities--Optional Redemption." In the event that, at any time after the Conversion Expiration Date, less than 5% of the Preferred Securities remains outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price equal to the liquidation preference for such Preferred Securities and all accrued and unpaid Distributions. See "Description of the Preferred Securities--Optional Redemption." In addition, the Preferred Securities are subject to mandatory redemption upon the repayment at maturity or as a result of acceleration of the Debentures. See "Description of the Preferred Securities-- Mandatory Redemption."

  Under certain circumstances following the occurrence of a Special Event (as herein defined), the Preferred Securities are also subject to (i) exchange, at the option of the Issuer in the manner described herein, for Debentures (see "Description of the Preferred Securities--Special Event Exchange or Redemption") and (ii) redemption, in whole or in part, on or after December 2, 1999, if such Special Event constitutes a Tax Event (as defined herein). At any time, Host Marriott has the right to terminate the Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. See "Description of the Preferred Securities-- Distribution of Debentures."

  The Debentures are subordinate and junior in right of payment to all Senior Debt of Host Marriott. The terms of the Debentures place no limitation on the amount of Senior Debt that may be incurred by Host Marriott or the amount of indebtedness that may be incurred by its subsidiaries. On a pro forma basis as of September 6, 1996, Host Marriott had indebtedness of $142 million
(excluding various guarantees of debt obligations of certain affiliates on such date in an aggregate amount of $128 million), all of which comprised Senior Debt of Host Marriott. Host Marriott has the right from time to time on or after December 2, 1999 to redeem, in whole or in part, the Debentures at the redemption prices set forth herein, provided that the principal amount so redeemed may not exceed the amount of proceeds derived from Host Marriott or its subsidiaries from the issuance and sale of common stock within two years preceding the date fixed for redemption.

  In the event of the termination of the Issuer, after satisfaction of the creditors of the Issuer as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a liquidation preference of $50 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures, subject to certain exceptions. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination."

  Whenever Host Marriott issues shares of Host Marriott Common Stock upon conversion of Debentures, Host Marriott will, subject to certain conditions, issue, together with each share of Host Marriott Common Stock, such number (which number may be a fraction) of Rights (as defined herein) as shall at that time be issuable with a share of Common Stock pursuant to the Rights Agreement (as defined herein).

                               ----------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF HOST MARRIOTT, INCLUDING, WITHOUT LIMITATION, STATEMENTS UNDER THE CAPTIONS "RISK FACTORS," AND "THE COMPANY" INCLUDED HEREIN, AS WELL AS "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN HOST MARRIOTT'S QUARTERLY AND ANNUAL REPORTS ON FORMS 10-Q AND 10-K, RESPECTIVELY, "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF OPERATIONS" INCLUDED AS EXHIBIT 99 TO HOST MARRIOTT'S FORM 10-K AND ON FORM 8-K'S FILED ON JANUARY 17, FEBRUARY 29, JULY 2, 1996 AND JANUARY 14, 1997 AND IN HOST MARRIOTT'S FORM S-1 FILED JANUARY 11 AND AMENDMENTS THERETO FILED ON FEBRUARY 28, MARCH 11 AND MARCH 26, 1996. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES, AND AS SUCH MAY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF HOST MARRIOTT TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. HOST MARRIOTT EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN ITS EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF HOST MARRIOTT AND SUCH FORWARD LOOKING STATEMENTS IS INCLUDED IN THE SECTION HEREIN ENTITLED "RISK FACTORS."

                                  RISK FACTORS

  Prospective purchasers of the Offered Securities should carefully review the information contained elsewhere or incorporated by reference in this Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE DEBENTURES

  The obligations of Host Marriott under the Guarantee issued by Host Marriott for the benefit of the holders of Preferred Securities are unsecured and rank subordinate and junior in right of payment to all other liabilities of Host Marriott and pari passu with any guarantee now or hereafter entered into by Host Marriott in respect of any preferred or preference stock of any affiliate of Host Marriott. The obligations of Host Marriott under the Debentures are subordinate and junior in right of payment to all present and future Senior Debt of Host Marriott. On a pro forma basis as of September 6, 1996 Host Marriott had indebtedness of $142 million (excluding various guarantees of debt obligations of certain affiliates on such date in an aggregate amount of $128 million), all of which comprised Senior Debt of Host Marriott. The ability of the Issuer to pay amounts due on the Preferred Securities is solely dependent upon Host Marriott making payments on the Debentures as and when required. Neither the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by Host Marriott and its subsidiaries. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Debentures-- Subordination."

STRUCTURAL SUBORDINATION

  The Debentures are obligations of Host Marriott exclusively. Since substantially all of Host Marriott's operations are conducted through subsidiaries, substantially all of Host Marriott's cash flow and, consequently, its ability to service debt, including the Debentures, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to Host Marriott in the form of dividends or other transfers, supplemented with borrowings. The ability of these subsidiaries to pay dividends to Host Marriott in the future are subject to restrictions contained in indentures and other financing agreements by which such subsidiaries are bound. See "--Limitations on Host Marriott from Debt Financing."

  In addition, creditors of Host Marriott's subsidiaries are entitled to a claim on the assets of such subsidiaries prior to any claims by Host Marriott. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of such subsidiary are likely to be paid in full before any distribution is made to Host Marriott, except to the extent that Host Marriott itself is recognized as a creditor of such subsidiary, in which case the claims of Host Marriott would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Host Marriott. On a pro forma basis as of September 6, 1996, the aggregate indebtedness (excluding accounts payable and accrued expenses, deferred income taxes and other liabilities) of the consolidated subsidiaries of Host Marriott was approximately $2.7 billion. See "Description of the Preferred Securities--Distributions" and "Description of the Debentures--Option to Extend Interest Payment Period."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  Host Marriott has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Host Marriott may select a new Extension Period and terminate the payments of all amounts then due, subject to the requirements described herein. As a consequence of any such deferral, quarterly

Distributions on the Preferred Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions) during any such Extension Period.

  Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the deferred interest allocable to the Debentures held by the Issuer for United States Federal income tax purposes. As a result, a holder of Preferred Securities will include such income in gross income for United States Federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences-- Original Issue Discount." Moreover, if a holder of Preferred Securities converts its Preferred Securities into Host Marriott Common Stock during an Extension Period, the holder will not receive any cash related to the deferred distribution. Additionally, during the pendancy of any Extension Period, Host Marriott will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distribution with respect to Host Marriott capital stock or debt securities (including guarantees of indebtedness for money borrowed) that rank pari passu with or junior to the Debentures. See "Description of the Preferred Securities--Distributions."

  Host Marriott has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should Host Marriott elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Host Marriott's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the Debentures) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

EXPIRATION OF CONVERSION RIGHTS

  On and after December 2, 1999, Host Marriott may, subject to certain conditions, at its option, cause the conversion rights of holders of the Preferred Securities to expire, provided that the Current Market Price of Host Marriott Common Stock exceeds 120% of the conversion price of the Preferred Securities for a specified period. See "Description of the Preferred Securities--Conversion Rights--Expiration of Conversion Rights."

SPECIAL EVENT EXCHANGE OR REDEMPTION

  Upon certain circumstances following the occurrence and continuation of a Special Event (as defined herein), the Preferred Securities are also subject to
(i) exchange in whole or, in the case of a Tax Event (as defined herein), in whole or in part, in the manner described herein, for the Debentures or (ii) redemption, in whole or in part, on or after December 2, 1999 in the case of a Tax Event. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

  There can be no assurance as to the market prices for Preferred Securities or Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer occurs or if the Preferred Securities are exchanged for Debentures in connection with a Special Event. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Debentures on termination of the Issuer or if the Preferred Securities are exchanged for Debentures in connection with a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Preferred Securities-- Special Event Exchange or Redemption" and "Description of the Debentures-- General."

RIGHTS UNDER THE GUARANTEE

  The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time,
(ii) the redemption price with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Preferred Securities in liquidation of the Issuer.

  As part of the Guarantee, Host Marriott agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Host Marriott Common Stock or Debentures.

  The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Preferred Securities may institute a proceeding directly against Host Marriott to enforce its rights under the Guarantee without first instituting a proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If Host Marriott were to default on its obligation to pay amounts payable under the Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing, a holder of Preferred Securities would be required to rely on its enforcement by the Property Trustee of its rights as registered holder of the Debenture against Host Marriott pursuant to the terms of the Debenture. If, however, such event is attributable to the failure of Host Marriott to pay interest on or principal of the Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may directly institute a proceeding against Host Marriott for enforcement of payment to such holder of the interest on or principal of such Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, Host Marriott will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by Host Marriott to such holder of Preferred Securities in such Direct Action. Except as set forth herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of Debentures or assert directly any other rights in respect of the Debentures. See "Description of the Preferred Securities-- Enforcement of Certain Rights by Holders of Preferred Securities," "Description of the Guarantee" and "Description of the Debentures--Debenture Events of Default." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as the holder of the Debentures against Host Marriott. In addition, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may proceed to enforce such rights directly against Host Marriott. Notwithstanding the following, if a Declaration Event of Default occurs that results from the failure of Host Marriott to pay principal of or interest on the Debentures when due (or in the case of a redemption, on the redemption date), during the continuance of such an event of default a holder of Preferred Securities may institute a legal proceeding directly against Host Marriott to obtain payment to such holder (a "Direct Action") of such principal or interest on Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities owned of record by such holder. See "Description of the Preferred Securities--Declaration Events of Default; Notice" and "--Voting Rights; Amendment of the Trust Agreement."

LIMITED VOTING RIGHTS

  Holders of Preferred Securities generally have limited voting rights primarily in connection with directing the activities of the Property Trustee as the holder of the Debentures. Holders of Preferred Securities are not entitled to vote to appoint, remove or replace the Issuer Trustees (as defined), which voting rights are vested exclusively in the holder of the Common Securities. The Issuer Trustees and Host Marriott may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities--Voting Rights; Amendment of the Trust Agreement."

PROPOSED TAX LEGISLATION

  As a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would have treated as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the Issuer. The proposed legislation was to be effective for debt instruments issued on or after December 7, 1995. Although this legislation was not enacted as part of the Fiscal 1997 Budget, there can be no assurance that a similar proposal would not be enacted in the future, that such future legislation would not have a retroactive effective date and that such future legislation would not prevent Host Marriott from deducting interest on the Debentures. This would constitute a Tax Event and would permit the Issuer to exchange the Preferred Securities, in whole or in part, for the Debentures or redeem, in whole or in part, the Preferred Securities and corresponding Debentures.

POTENTIAL REDUCTION OF PAYMENTS TO NON-UNITED STATES HOLDERS FOR UNITED STATES TAX WITHHOLDING REQUIREMENTS

  In the event that any United States taxes, duties or other governmental charges are required to be deducted or withheld from any payments by Host Marriott to holders of Preferred Securities that are not United States persons (as defined herein), neither Host Marriott nor the Issuer would be required to pay any additional amounts to such holders and, therefore, any such taxes, duties or charges would reduce the amounts received by such holders. See "Certain Federal Income Tax Consequences--Certain United States Tax Consequences to Non-United States Holders."

ABSENCE OF PUBLIC MARKET FOR THE PREFERRED SECURITIES AND RESTRICTIONS ON
RESALE

  Although the Preferred Securities are approved for trading in the PORTAL market, there can be no assurance that any market for the Preferred Securities will develop or, if one does develop, that it will be maintained. If an active market for the Preferred Securities fails to develop or be sustained, the trading price of the Preferred Securities could be adversely affected. The Preferred Securities could trade at prices that may be higher or lower than the offering price hereunder depending on many factors, including prevailing interest rates, the price of the Common Stock, the Company's operating results, any election by the Company to extend interest payment periods and the market for similar securities. However, there can be no assurance as to the liquidity of any trading market for the Preferred Securities or that an active public market for the Preferred Securities will develop.

TRADING PRICE OF PREFERRED SECURITIES

  The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder disposing of Preferred Securities between record dates for payments of distributions thereon will be required for United States Federal income tax purposes to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., original issue discount), and to add such amount to the adjusted tax basis in the holder's Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Certain Federal Income Tax Consequences--Sales of Preferred Securities."

SUBSTANTIAL LEVERAGE AND LIMITED FINANCIAL FLEXIBILITY

  Host Marriott and its subsidiaries have substantial indebtedness. As of September 6, 1996, on a pro forma basis, Host Marriott and its subsidiaries had consolidated debt of $2.7 billion, representing 62% of its total capitalization. Host Marriott's business is capital intensive, and Host Marriott will have significant capital requirements in the future. Host Marriott's leverage could affect its ability to obtain financing in the future or to undertake refinancings on terms and subject to conditions deemed acceptable by Host Marriott.

  In the event that Host Marriott's cash flow and working capital are not sufficient to fund its expenditures or to service its indebtedness, Host Marriott would be required to raise additional funds through the sale of additional equity securities, the refinancing of all or part of its indebtedness, the incurrence of additional permitted indebtedness (including the Debentures), or the sale of assets. There can be no assurance that any of these sources of funds would be available in amounts sufficient for Host Marriott to meet its obligations. Moreover, even if Host Marriott were able to meet its obligations, its leveraged capital structure could significantly limit its ability to finance its acquisition program and other capital expenditures, to compete effectively or to operate successfully under adverse economic conditions.

LIMITATIONS ON HOST MARRIOTT FROM DEBT FINANCING

  The indentures relating to senior notes issued by certain of Host Marriott's subsidiaries contain financial and operating covenants, including, but not limited to, restrictions on the ability of such subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions to Host Marriott, create liens, sell assets, enter into certain transactions with affiliates, and enter into certain mergers and consolidations. In addition, the $225 million revolving line of credit with Marriott International (the "MI Line of Credit") imposes certain restrictions on the ability of Host Marriott and certain of its subsidiaries to incur additional debt, create liens or mortgages on their properties (other than various types of liens arising in the ordinary course of business), extend new guarantees (other than replacement guarantees), pay dividends and repurchase their common stock. The above restrictions may limit Host Marriott's ability to secure additional financing, and may prevent Host Marriott from engaging in transactions that might otherwise be beneficial to Host Marriott and to holders of Host Marriott Common Stock.

RISKS OF ACQUISITION STRATEGY

  Host Marriott intends to continue pursuing a strategy of growth through the opportunistic acquisition of full-service urban, convention and resort hotels primarily in the United States. There can be no assurance that Host Marriott will find suitable properties for acquisition. Host Marriott incurs certain costs in connection with the acquisition of new properties and may be required to provide significant capital expenditures for conversions and upgrades when acquiring a property operating as other than a Marriott-brand property. There can be no assurance that any of the properties Host Marriott may acquire will be profitable following such acquisition. The acquisition of a property that is not profitable, or the acquisition of a property that results in significant unanticipated conversion costs, could adversely affect Host Marriott's profitability. Host Marriott expects to finance new acquisitions from a combination of the proceeds from the Original Offering and, to the extent available, operating cash flow, indebtedness and proceeds from the sale of limited-service properties. Depending on the number, size and timing of such transactions, Host Marriott may in the future require additional financing in order to continue to make acquisitions. There is no assurance that such additional financing, if any, will be available to Host Marriott on acceptable terms.

COMPETITION AND RISKS OF THE LODGING INDUSTRY

  Host Marriott's hotels generally operate in areas that contain numerous other competitors. There can be no assurance that demographic, geographic or other changes in markets will not adversely affect the convenience or desirability of the location of Host Marriott's hotels. Furthermore, there can be no assurance that, in the markets in which Host Marriott's hotels operate, competing hotels will not pose greater competition for guests than presently exists, or that new hotels will not enter such markets.

  During the 1980s, construction of lodging facilities in the United States resulted in an excess supply of available rooms. This over-supply had an adverse effect on occupancy levels and room rates in the industry. Although the current outlook for the industry has improved, there can be no assurance that in the future the lodging industry, including Host Marriott and its hotels, will not be adversely affected by (i) national and regional economic conditions, (ii) changes in travel patterns, (iii) seasonality of the hotel business, (iv) taxes and government regulations which influence or determine wages, prices, interest rates, construction procedures and costs, and (v) the availability of credit. Hotel investments are relatively illiquid. Such illiquidity will tend to limit the ability of Host Marriott to respond to changes in economic or other conditions.

POTENTIAL CONFLICTS WITH MARRIOTT INTERNATIONAL

  The interests of Host Marriott and Marriott International may conflict due to the ongoing relationships between the companies. In addition, Host Marriott and Marriott International share two common directors--J.W. Marriott, Jr. serves as Chairman of the Board of Directors and President of

Marriott International and also serves as a director of Host Marriott, and Richard E. Marriott serves as Chairman of the Board of Directors of Host Marriott and also serves as a director of Marriott International. Messrs. J.W. Marriott, Jr. and Richard E. Marriott, as well as certain other officers and directors of Marriott International and Host Marriott, also own shares (and/or options or other rights to acquire shares) in both companies. With respect to the various contractual arrangements between the two companies, the potential exists for disagreement as to the quality of services provided by Marriott International and as to contract compliance. Any such disagreements between Host Marriott and Marriott International could adversely affect the performance of one or more of Host Marriott's hotels. Additionally, the possible desire of Host Marriott, from time to time, to finance, refinance or effect a sale of any of the properties managed by Marriott International may, depending upon the structure of such transactions, result in a need to modify the management agreement with Marriott International with respect to such property. Any such modification proposed by Host Marriott may not be acceptable to Marriott International, and the lack of consent from Marriott International could adversely affect Host Marriott's ability to consummate such financing or sale. In addition, certain situations could arise where actions taken by Marriott International in its capacity as manager of competing lodging properties would not necessarily be in the best interests of Host Marriott. Any such actions by Marriott International could adversely impact one or more of Host Marriott's hotels. Nevertheless, Host Marriott believes that there is sufficient mutuality of interest between Host Marriott and Marriott International to result in a mutually productive relationship. Moreover, appropriate policies and procedures are followed by the Board of Directors of each of the companies to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott (and, if appropriate, other officers and directors of such companies) in conflict situations, including requiring them to abstain from voting as directors of either Host Marriott or Marriott International (or as directors of any of their subsidiaries) on certain matters which present a conflict between the companies.

RISKS INVOLVED IN INVESTMENTS THROUGH PARTNERSHIPS OR JOINT VENTURES

  Historically, Host Marriott has served as a general or limited partner in hotel partnerships, which typically owned a number of hotel properties and involved numerous limited partners. More recently, Host Marriott's joint venture arrangements have been focused on one or a small number of properties, and have involved only a few partners, which could include the manager or former owners of such hotels. In the future, Host Marriott intends selectively to use joint venture arrangements to acquire properties and may consider acquiring full or controlling interests in partnerships in which it currently holds general or limited partner interests. Joint venturers may have certain rights over the operation of the joint venture assets. Therefore, such investments may, under certain circumstances, involve risks such as the possibility that the co-venturer in an investment might become bankrupt, or have economic or business interests or goals that are inconsistent with the business interests or goals of Host Marriott, or be in a position to take action contrary to the instructions or the requests of Host Marriott or contrary to Host Marriott's policies or objectives. Consequently, actions by a co-venturer might result in subjecting hotel properties owned by the joint venture to additional risk. Although Host Marriott will seek to maintain sufficient control of any joint venture to permit Host Marriott's objectives to be achieved, it may be unable to take action without the approval of its joint venture partners or its joint venture partners could take actions binding on the joint venture without Host Marriott's consent. Additionally, should a joint venture partner become bankrupt, Host Marriott could, in certain circumstances, become liable for such partner's share of joint venture liabilities.

POTENTIAL ANTITAKEOVER EFFECT OF PROVISIONS IN HOST MARRIOTT'S CERTIFICATE OF INCORPORATION AND BYLAWS

  Host Marriott's Restated Certificate of Incorporation and Bylaws each contain provisions that will make difficult an acquisition of control of Host Marriott by means of a tender offer, open market purchases, proxy fight, or otherwise, that is not approved by the Board of Directors. Provisions that may have an antitakeover effect include (i) a staggered board of directors with three separate classes, (ii) a super-majority vote requirement for removal or filling of vacancies on the Board of Directors and for amendment to Host Marriott's Restated Certificate of Incorporation (the "Company Certificate") and Bylaws, (iii) a prohibition on shareholder action by written consent and (iv) super-majority voting requirements for approval of mergers and other business combinations involving Host Marriott and interested shareholders. In addition, Host Marriott is subject to Section 203 of the Delaware General Corporation Law requiring super-majority approval for certain business combinations. Host Marriott has also adopted a shareholder rights plan which may discourage or delay a change in control of Host Marriott. Certain indebtedness issued by subsidiaries of Host Marriott also have change of control provisions that would require such indebtedness to be repurchased in the event of a change of control which also may have the effect of discouraging or delaying a change in control of Host Marriott. Finally, Host Marriott has granted Marriott International, for a period expiring in October 2003, the right to purchase up to 20% of each class of the then outstanding voting stock of Host Marriott at the fair market value thereof upon the occurrence of certain specified events, generally involving changes in control of Host Marriott (the "Marriott International Purchase Right"). The Marriott International Purchase Right may have certain antitakeover effects with respect to Host Marriott. Any person considering acquiring a substantial or controlling block of Common Stock would face the possibility that its ability to exercise control would be impaired by Marriott International's 20% ownership resulting from exercise of the Marriott International Purchase Right. It is also possible that the exercise price of the Marriott International Purchase Right would be lower than the price at which a potential acquirer might be willing to purchase a 20% block of shares of Common Stock because the purchase price for the Marriott International Purchase Right is based on the average trading price during a 30-day period which may be prior to the announcement of the takeover event. This potential price difference may have a further antitakeover effect of discouraging potential acquirers of Host Marriott. See "Purposes and Antitakeover Effects of Certain Provisions of the Company Certificate and Bylaws and the Marriott International Purchase Right" and "Description of Host Marriott Capital Stock--Rights and Junior Preferred Stock."

HISTORY OF LOSSES

  Host Marriott has sustained losses from continuing operations of $7 million and $62 million for the First Three Quarters 1996 and fiscal year 1995, respectively. Host Marriott's losses have resulted principally from depreciation and write downs of the carrying values of certain assets to their estimated sales values. There can be no assurance that Host Marriott will not continue to experience losses from operations in the future.

  Note: Unless the context otherwise requires, the term "Company" refers to Host Marriott Corporation and its subsidiaries and their combined operations. References herein to "Smith Travel Research" are to industry data provided by Smith Travel Research. References herein to "Coopers & Lybrand" refer to the January 1996 Hospitality Directions Quarterly Research Journal published by Coopers & Lybrand LLP.

                                  THE COMPANY

  The Company is one of the largest owners of hotels in the world with 81 upscale and luxury full-service lodging properties as of January 15, 1997, primarily located in the United States. These properties generally are operated under the Marriott brand and are managed by Marriott International, Inc. ("Marriott International"), formerly a wholly owned subsidiary of the Company. Three of the Company's properties are operated under the Ritz-Carlton brand in which Marriott International acquired a 49% interest in April 1995. The Marriott and Ritz-Carlton brand names are among the most respected and widely recognized brand names in the lodging industry. The Company's primary focus is the acquisition of full-service lodging properties. Since 1994, the Company has added 52 full-service hotels with 24,298 rooms for an aggregate purchase price of almost $2.5 billion. Based on data provided by Smith Travel Research, the Company believes that its full-service hotels consistently outperform the industry's average occupancy rate by a significant margin and averaged 78.6% occupancy for the First Three Quarters 1996 (as defined herein) compared to 70.1% average occupancy for the upscale full-service segment of the lodging industry (the segment which is most representative of the majority of the Company's full-service hotels).

  The lodging industry as a whole, and the upscale and luxury full-service hotel segments in particular, are benefiting from an improved supply and demand relationship in the United States. Management believes that demand increases have resulted primarily from an improved economic environment and a corresponding increase in business travel. In spite of increased demand for rooms, the room supply growth rate in the full-service segment has diminished. Management believes that this decrease in the supply growth rate in the full-service segment is attributable to many factors including the limited availability of attractive building sites for full-service hotels, the lack of available financing for new full-service hotel construction and the availability of existing full-service properties for sale at a discount to their replacement value. The relatively high occupancy rates of the Company's hotels along with increased demand for full-service hotel rooms have allowed the managers of the Company's hotels to increase average daily room rates by primarily replacing certain discounted group business with higher-rated group and transient business and by selectively raising room rates. As a result, on a comparable basis, room revenues per available room ("REVPAR") for full-service properties increased approximately 12% for the First Three Quarters 1996 over the comparable period for the prior year. Furthermore, because lodging property operations have a high fixed cost component, increases in REVPAR generally yield greater percentage increases in the Company's consolidated Earnings Before Interest Expense, Taxes, Depreciation, Amortization and other non-cash items (principally non-cash writedowns of lodging properties and equity in earnings of an affiliate, net of distributions received). ("EBITDA"). Accordingly, the approximately 12% increase in REVPAR resulted in an approximately 18% increase in comparable full-service EBITDA for the First Three Quarters 1996. The Company expects this supply/demand imbalance, particularly in the upscale and luxury full-service segments, to continue, which should result in improved REVPAR and EBITDA at its hotel properties in the near term.

  BUSINESS STRATEGY. The Company's business strategy is to continue to focus on opportunistic acquisitions of full-service urban, convention and resort hotels primarily in the United States. The Company believes that the upscale and luxury full-service segments of the market offer numerous opportunities to acquire assets at attractive multiples of cash flow and at substantial discounts to replacement value, including underperforming hotels which can be improved by conversion to the Marriott or Ritz-Carlton brands.

  Many desirable hotel properties are currently held by inadvertent owners such as banks, insurance companies and other financial institutions, which are motivated and willing sellers. The Company has acquired a number of properties from these inadvertent owners at significant discounts to replacement cost, including luxury hotels operating under the Ritz-Carlton brand. In the Company's experience to date, these sellers have been primarily United States financial organizations. The Company believes that numerous international financial institutions are also inadvertent owners of lodging properties and have only recently begun to dispose of such properties. The Company expects that there will be increased opportunities to acquire lodging properties from these international financial institutions.

  The Company holds minority interests and serves as general partner in various partnerships that own, as of January 15, 1997, an aggregate of 251 additional properties, 31 of which are full-service properties, all managed by Marriott International. Fourteen of the properties added by the Company to its portfolio since 1994 were held by partnerships in which the Company held a minority interest. Nine of those properties were added through investments that increased the Company's partnership interest. The Company is actively considering the acquisition of additional full-service properties currently held by such partnerships and/or additional interests in such partnerships. On January 14, 1997, the Company successfully completed the tender offer for 46.4% of the limited partnership units of the Marriott Hotel Properties Limited Partnership ("MHP"), an affiliated partnership of the Company in which the Company owned a 1% general partner interest and an approximate 1% limited partner interest, by purchasing 464 limited partnership units for approximately $37 million, or $80,000 per unit. MHP owns the 1,503-room Marriott Orlando World Center and a 50.5% partnership interest in the 624-room Marriott Harbor Beach Resort. As a result of this transaction, a wholly-owned subsidiary of the Company became the largest limited partner in MHP which the Company will consolidate in the first quarter of 1997.

  In addition to investments in partnerships in which it already held minority interests, the Company has been successful in adding properties to its portfolio through partnership arrangements with either the seller of the property or the incoming manager (typically Marriott International or a Marriott franchisee). The Company has the financial flexibility and, due to its existing partnership investment portfolio, the administrative infrastructure in place to accommodate such arrangements. The Company views this ability as a competitive advantage and expects to enter into similar arrangements in the future. The Company also believes that it has significant opportunities to acquire additional Ritz-Carlton hotels through the Company's relationship with Marriott International.

  While the Company's portfolio of lodging properties consists almost entirely of upscale and luxury full-service hotels, management continually considers the merits of diversifying into other compatible lodging-related real estate assets that offer strong current economic benefits and growth prospects. The Company is currently considering investments in senior living communities, including portfolio transactions, which may offer attractive yields and stable cash flows. The Company intends to finance its acquisition program through the use of internally generated funds, additional equity and moderate levels of indebtedness.

  1996 ACQUISITIONS. In 1996, through the date hereof, the Company has acquired six full-service hotels (1,964 rooms) for an aggregate purchase price of $189 million and controlling interests in 17 additional properties (8,922 rooms) for an aggregate purchase price of approximately $1.1 billion (including the assumption of $696 million of debt). In addition, the Company purchased the mortgage loan secured by the 504-room New York Financial Center Marriott for approximately $101 million. In 1996, the Company acquired or gained control of the following properties:

                                NUMBER OF
PROPERTY                          ROOMS
--------                        ---------
FIRST QUARTER
 San Diego Marriott Hotel and
  Marina                          1,355
 Mexico City Aeropuerto             600
 JW Marriott Hotel, Mexico
  City(1)                           314
 Toronto Delta Meadowvale Hotel
  and Conference Center             374
SECOND QUARTER
 Dulles Airport Marriott Suites     254
 Pittsburgh Hyatt Regency           400
 Oklahoma City Marriott             354
 Jacksonville Marriott              256

                                                                  NUMBER OF
PROPERTY                                                            ROOMS
--------                                                          ---------
THIRD QUARTER
 New Orleans Marriott                                               1,290
 San Antonio Marriott Rivercenter                                     999
 San Ramon Marriott                                                   368
 Newport Beach Marriott Suites                                        250
FOURTH QUARTER
 Ritz-Carlton, Naples                                                 463
 Ritz-Carlton, Buckhead                                               553
 Ritz-Carlton, Atlanta                                                447
 Marriott Suites Scottsdale                                           251
 Marriott Suites Downers Grove                                        254
 Marriott Suites Costa Mesa                                           253
 Marriott Suites Atlanta Midtown                                      254
 Palm Beach Gardens Marriott                                          279
 Toronto Airport Marriott                                             423
 Salt Lake City Marriott                                              515
 Calgary Radisson                                                     380

--------
(1) Construction of this property was recently completed and the hotel opened in August 1996.

  1997 TRANSACTION. On January 14, 1997, the Company successfully completed the tender offer for 46.4% of the limited partnership units of MHP, an affiliated partnership of the Company in which the Company owned a 1% general partner interest and an approximate 1% limited partner interest, by purchasing 464 limited partnership units for approximately $37 million, or $80,000 per unit. MHP owns the 1,503-room Marriott Orlando World Center and a 50.5% partnership interest in the 624-room Marriott Harbor Beach Resort. As a result of this transaction, a wholly-owned subsidiary of the Company became the largest limited partner in MHP which the Company will consolidate in the first quarter of 1997.

  The Company is also actively engaged in negotiations for a number of additional full-service properties.

  SPECIAL DIVIDEND. Host Marriott previously operated food, beverage and merchandise concessions at airports, on tollroads and at stadiums and arenas and other tourist attractions (the "Operating Group Business"). On December 29, 1995, Host Marriott distributed the Operating Group Business to its stockholders through a special dividend (the "Special Dividend") of all of the outstanding shares of common stock of Host Marriott Services Corporation ("HM Services").

                         HOST MARRIOTT FINANCIAL TRUST

  Host Marriott Financial Trust (the "Issuer") is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by Host Marriott, as Depositor, and the Property Trustee, the Delaware Trustee and the Administrative Trustees (each as defined herein) and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 25, 1996. In connection with the Original Offering such trust agreement was amended and restated in its entirety (as so amended and restated, the "Trust Agreement"). The Issuer exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities, (ii) using the proceeds from the sale of such Preferred Securities and Common Securities to acquire the Debentures issued by Host Marriott and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Debentures will be the sole assets of the Issuer, and payments under the Debentures will be the sole revenue of the Issuer. The Issuer has a term of 45 years, but may terminate earlier as provided in the Trust Agreement.

  All of the Common Securities are owned by Host Marriott. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Declaration Event of Default resulting from an Event of Default under the Indenture, the rights of Host Marriott as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the Preferred Securities. See "Description of the Preferred Securities--Subordination of Common Securities." Host Marriott has acquired Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of the Issuer.

  The Issuer's business and affairs are conducted by its trustees, which were appointed by Host Marriott as holder of the Common Securities. Pursuant to the Trust Agreement, the number of trustees initially is five. Three of the trustees (the "Administrative Trustees") are persons who are employees of officers of, or affiliated with, Host Marriott. A fourth trustee is a financial institution unaffiliated with Host Marriott that will serve as property trustee (the "Property Trustee") under the Trust Agreement. IBJ Schroder Bank & Trust Company is acting as the Property Trustee until removed or replaced by the holder of the Common Securities. See "Description of the Debentures." The fifth trustee is a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee"). Delaware Trust Capital Management, Inc. is acting as Delaware Trustee until removed or replaced by the holder of the Common Securities. The Administrative Trustees, the Property Trustee and the Delaware Trustee are referred to herein as the "Issuer Trustees." IBJ Schroder Bank & Trust Company is also acting as indenture trustee under the Guarantee (the "Guarantee Trustee"). See "Description of the Guarantee."

  The Property Trustee holds the title to the Debentures for the benefit of the Issuer and holders of the Preferred Securities and the Common Securities and has the power to exercise all rights, powers and privileges as holder of the Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the Issuer and holders of the Preferred Securities and the Common Securities. The Property Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Preferred Securities and the Common Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. Host Marriott, as the holder of all the Common Securities, has the right to appoint, remove or replace any Issuer Trustee and to increase or decrease the number of Issuer Trustees, provided that the number of Issuer Trustees shall be at least three, a majority of which will be Administrative Trustees. The duties and obligations of the Issuer Trustees are governed by the Trust Agreement. The rights of the holders of the Preferred Securities, including economic rights, right to information and voting rights, are as set forth in the Trust Agreement and the Delaware Business Trust Act, as amended (the "Trust Act").

  Host Marriott will pay all fees and expenses related to the Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer. See "Description of the Debentures--Expenses of Issuer." The principal executive office of the Issuer is 10400 Fernwood Road, Bethesda, Maryland, 20817, Attention: Corporate Secretary. The telephone number is (301) 380-9000.

                                USE OF PROCEEDS

  The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. Neither the Company, nor the Trust will receive any proceeds from the sale of Offered Securities.

                             ACCOUNTING TREATMENT

  The financial statements of the Issuer are consolidated with the consolidated financial statements of Host Marriott with the Preferred Securities shown on such consolidated financial statements as "Company-Obligated Mandatorily Redeemable Convertible Preferred Securities of a Subsidiary Trust". The sole assets of the Issuer will be the 6 3/4% Convertible Subordinated Debentures due 2026.

                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

  The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five fiscal years in the period ended December 29, 1995 and for the thirty-six weeks ended September 6, 1996 ("First Three Quarters 1996").

                             FIRST THREE
                              QUARTERS         FISCAL YEAR
                             ----------- ------------------------
                                1996     1995 1994 1993 1992 1991
                             ----------- ---- ---- ---- ---- ----
                             (AMOUNTS IN MILLIONS, EXCEPT RATIOS)
Ratio of earnings to fixed
 charges(1).................     1.0x     --   --   --   --   1.2x
Deficiency of earnings to
 fixed charges(2)...........    $--      $ 70 $ 12 $ 45 $ 66 $--

--------
(1) The ratio of earnings to fixed charges is computed by dividing income before taxes, interest expense and other fixed charges by total fixed charges, including interest expense, amortization of debt issuance costs and the portion of rent expense that is deemed to represent interest.
(2) The deficiency of earnings to fixed charges is largely the result of depreciation and amortization of $122 million for fiscal year 1995, $113 million for fiscal year 1994, $196 million for fiscal year 1993 and $175 million for fiscal year 1992.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  This summary of certain provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement (a copy of which will be available for inspection at the corporate trust office of the Property Trustee in New York, New York) and the Trust Act. The Preferred Securities were issued in the Original Offering pursuant to the terms of the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein or therein by reference.

GENERAL

  The Preferred Securities were issued in the Original Offering in fully registered form without interest coupons. Bearer Preferred Securities were not issued. The Trust Agreement authorizes the Issuer Trustees, on behalf of the Issuer to issue the Preferred Securities and the Common Securities. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer and the Common Securities represent common undivided beneficial interests in the assets of the Issuer. All of the Common Securities are owned by Host Marriott. The Preferred Securities rank pari passu, and payments are made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Debentures is held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Trust Agreement does not permit the issuance by the Issuer of any securities other than the Preferred Securities and the Common Securities or the incurrence of any indebtedness by the Issuer. The payment of Distributions out of money held by the Issuer, and payments upon redemption of the Preferred Securities or liquidation of the Issuer, are guaranteed by Host Marriott to the extent described under "Description of the Guarantee." The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient available funds to pay such Distributions. The remedy of a holder of Preferred Securities in such an event is as described herein in "-- Voting Rights; Amendment of the Trust Agreement."

DISTRIBUTIONS

  Distributions on each Preferred Security are fixed at a rate per annum of 6 3/4% of the liquidation preference of $50 per Preferred Security. Distributions accumulate from the date of original issuance and are payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year on the applicable record date, commencing March 1, 1997 when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of Distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day and without any additional Distributions or other payment in respect of any such delay (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  So long as no Debenture Event of Default has occurred and is continuing, Host Marriott has the right under the Indenture to defer the payment of interest (including any Liquidated Damages) on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. As a consequence of any such election, quarterly Distributions on the Preferred Securities would be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled would accumulate additional Distributions thereon at the rate per annum set forth herein, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein includes any such additional Distributions. During any such Extension Period, Host Marriott may not, and may not cause any of its subsidiaries to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Host Marriott's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Host Marriott that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Host Marriott where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made,
(b) redemptions or purchases of any Rights pursuant to Host Marriott's Rights Agreement, or any successor to such Rights Agreement, and the declaration of a dividend of such Rights or the issuance of preferred stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Host Marriott Common Stock related to the issuance of Host Marriott Common Stock under any of Host Marriott's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of Host Marriott's capital stock or the exchange or conversion of one series or class of Host Marriott's capital stock for another series or class of Host Marriott's capital stock, and (f) the purchase of fractional interests in shares of Host Marriott's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, Host Marriott may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Host Marriott may elect to begin a new Extension Period. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount."

  Host Marriott has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the Debentures.

  Distributions with respect to the Preferred Securities are made on the dates payable to the extent that the Issuer has funds available for the payment of such Distributions in the Property Account. The funds of the Issuer available for distribution to holders of the Preferred Securities are limited to payments under the Debentures in which the Issuer has invested the proceeds from the issuance and sale of the Preferred Securities and the Common Securities. See "Description of the Debentures." If Host Marriott does not make interest payments on such Debentures, the Property Trustee would not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds on hand available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Host Marriott on a limited basis as set forth herein under "Description of the Guarantee."

  Distributions on the Preferred Securities are payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which are the fifteenth day (whether or not a Business Day) next preceding the relevant distribution date. As long as the Preferred Securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Form, Transfer, Exchange and Book-Entry Procedures."

CONVERSION RIGHTS

 GENERAL

  The Preferred Securities are convertible at any time prior to the Conversion Expiration Date (as defined herein), at the option of the holder thereof and in the manner described below, into shares of Host Marriott Common Stock at an initial conversion rate of 2.6876 shares of Host Marriott Common Stock for each Preferred Security (equivalent to a purchase price of $18.604 per share of Host Marriott Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below. Whenever Host Marriott issues shares of Host Marriott Common Stock upon conversion of Preferred Securities and Host Marriott has in effect at such time a share purchase rights agreement under which holders of Host Marriott Common Stock are issued rights entitling the holders under certain circumstances to purchase an additional share or shares of Host Marriott Common Stock, Host Marriott will issue, together with each such share of Host Marriott Common Stock, an appropriate number of rights. For a description of Host Marriott's existing shareholder rights agreement, see "Description of Host Marriott Capital Stock--Rights and Junior Preferred Stock."

  A holder of Preferred Securities wishing to exercise its conversion right shall surrender such Preferred Securities, together with an irrevocable conversion notice to the Property Trustee, as conversion agent or to such other agent appointed for such purpose (the "Conversion Agent"), which shall, on behalf of such holder, exchange the Preferred Securities for a portion of the Debentures and immediately convert such Debentures into Host Marriott Common Stock. So long as a book-entry system for the Preferred Securities is in effect, however, the procedures for converting the Preferred Stock that are in the form of Global Certificates into shares of Common Stock will be as described under "--Form, Transfer, Exchange and Book-Entry Procedures." Host Marriott's delivery upon conversion of the fixed number of shares of Host Marriott Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of any fractional share) shall be deemed to satisfy Host Marriott's obligation to pay the principal amount at maturity of the portion of the Debentures so converted and any unpaid interest accrued on such Debentures at the time of such conversion. For a discussion of the taxation of such an exchange to holders, including the possibility that holders who exchange their Preferred Securities for Host Marriott Common Stock may be subject to additional income tax to the extent accrued but unpaid interest on the Debentures is converted into Host Marriott Common Stock, see "Certain Federal Income Tax Consequences--Conversion of Preferred Securities into Host Marriott Common Stock." Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

  Accrued Distributions will not be paid on Preferred Securities that are converted, provided however, that holders of Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable on such Preferred Securities on the corresponding Distribution payment date notwithstanding the conversion of such Preferred Securities on or subsequent to such Distribution record date but prior to such Distribution payment date. Except as provided in the immediately preceding sentence, the Issuer will make no payment or allowance for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities. Host Marriott will make no payment or allowance for dividends on the shares of Host Marriott Common Stock issued upon such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which proper notice was received by the Conversion Agent.

  Shares of Host Marriott Common Stock issued upon conversion of Preferred Securities are validly issued, fully paid and non-assessable. No fractional shares of Host Marriott Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.

 EXPIRATION OF CONVERSION RIGHTS

  On and after December 2, 1999 Host Marriott may, at its option, cause the conversion rights of holders of the Preferred Securities to expire. Host Marriott may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of Host Marriott Common Stock exceeds 120% of the conversion price of the Preferred Securities, subject to adjustment in certain circumstances. In order to exercise its option to terminate the conversion rights of the Preferred Securities, Host Marriott must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to December 2, 1999. The press release shall announce the Conversion Expiration Date and provide the current conversion price and Current Market Price of Host Marriott Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release. Conversion rights will terminate at the close of business on the Conversion Expiration Date.

  Notice of the expiration of conversion rights will be given by Host Marriott by first-class mail to the holders of the Preferred Securities not more than four Business Days after Host Marriott issues the press release. The Conversion Expiration Date will be a date selected by Host Marriott not less than 30 nor more than 60 days after the date on which Host Marriott issues the press release announcing its intention to terminate the conversion rights of the Preferred Securities. In the event that Host Marriott does not exercise its option to terminate the conversion rights of the Preferred Securities, the Conversion Expiration Date with respect to the Preferred Securities will be two Business Days preceding the date set for redemption of the Preferred Securities.

  The term "Current Market Price" of Host Marriott Common Stock for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Transactions Tape, or, if the Host Marriott Common Stock is not listed or admitted to trading on the NYSE on such day, on the principal national securities exchange on which the Host Marriott Common Stock is listed or admitted to trading, if the Host Marriott Common Stock is listed on a national securities exchange, or the Nasdaq National Market, or, if the Host Marriott Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Host Marriott Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Host Marriott Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of Host Marriott for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of Host Marriott.

 CONVERSION PRICE ADJUSTMENTS

  GENERAL. The conversion price is subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable exclusively in Host Marriott Common Stock on Host Marriott Common Stock; (ii) the issuance to all holders of Host Marriott Common Stock of rights or warrants entitling holders of such rights or warrants (for a period not exceeding 45 days) to subscribe for or purchase Host Marriott Common Stock at less than the then Current Market Price; (iii) subdivisions and combinations of Host Marriott Common Stock; (iv) the payment of dividends (and other distributions) to all holders of Host Marriott Common Stock consisting of evidences of indebtedness of Host Marriott, securities or capital stock, cash, or assets (including securities, but excluding those rights or warrants referred to above in clause (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Host Marriott Common Stock paid exclusively in cash, excluding (A) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence), and (B) cash dividends if the annualized per share amount thereof does not exceed 12.5% of the last sale price of Host Marriott Common

Stock, as reported on the NYSE Consolidated Transactions Tape, on the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 12.5% of such Current Market Price); and (vi) payment in respect of a tender or exchange offer (other than an odd-lot offer) by Host Marriott or any subsidiary of Host Marriott for Host Marriott Common Stock in excess of 110% of the Current Market Price of Host Marriott Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

  If the distribution date for the Rights of Host Marriott provided in the Rights Agreement, as presently constituted or under any similar plan (see "Description of Host Marriott Capital Stock-- Rights and Junior Preferred Stock"), occurs prior to the date a Preferred Security is converted, holders of the Preferred Securities who convert such Preferred Securities after the distribution date are not entitled to receive the Rights that would otherwise be attached (but for the date of conversion) to the shares of Host Marriott Common Stock received upon such conversion. However, adjustment of the conversion price shall be made under clause (ii) of the preceding paragraph as if the Rights were being distributed to the common stockholders of Host Marriott immediately prior to such conversion. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the conversion price, on an equitable basis, to take account of such event.

  Host Marriott from time to time may reduce the conversion price of the Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by Host Marriott for any period of at least 30 days, in which case Host Marriott shall give at least 15 days' notice of such reduction. Host Marriott may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of Host Marriott deems advisable to avoid or diminish any income tax to holders of Host Marriott Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Consequences--Adjustment of Conversion Price."

  No adjustment of the conversion price will be made upon the issuance of any shares of Host Marriott Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Host Marriott and the investment of additional optional amounts in shares of Host Marriott Common Stock under any such plan, or the issuance of any shares of Host Marriott Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of Host Marriott or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Host Marriott Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Host Marriott Common Stock at less than the Current Market Price. There shall also be no adjustment of the conversion price in case of the issuance of any Host Marriott Common Stock (or securities convertible into or exchangeable for Host Marriott Common Stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

  MERGER, CONSOLIDATION OR SALE OF ASSETS OF HOST MARRIOTT. In the event that Host Marriott is a party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Host Marriott Common Stock), consolidation, sale of all or substantially all of the assets of Host Marriott, recapitalization or reclassification of Host Marriott Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Host Marriott Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Host Marriott Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Host Marriott Common Stock into which a Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Preferred Security shall thereafter be convertible (in the manner described herein) into common stock of the kind received by holders of Host Marriott Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change. The holders of Preferred Securities will have no voting rights with respect to any Transaction described in this section.

  If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Preferred Security shall be convertible solely into common stock of the kind received by holders of Host Marriott Common Stock as a result of such Common Stock Fundamental Change.

  The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

    (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Preferred Securities and through December 1, 1997, and the twelve-month periods commencing December 2, 1997 and December 2, 1998, the product of 106.75, 106.075 and 105.400, respectively, multiplied by $50) plus (y) any then-accrued and unpaid distributions on one Preferred Security; and

    (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceeding paragraphs, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined below) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Host Marriott Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Host Marriott Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Host Marriott Common Stock as a result of such Common Stock Fundamental Change.

  In the absence of the Fundamental Change provisions, in the case of a Transaction each Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of Host Marriott Common Stock into which such Preferred Security was convertible immediately prior to such Transaction. A failure to apply the Fundamental Change conversion price adjustments described above could substantially lessen or eliminate the value of the conversion privilege associated with the Preferred Securities. For example, if Host Marriott were acquired in a cash merger, each Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of Host Marriott and other factors.

  The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in "Fundamental Change" Transactions where all or substantially all the Host Marriott Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Host Marriott Common Stock consists of stock listed or admitted for listing subject to notice of issuance on the NYSE or a national securities exchange or quoted on the Nasdaq National Market (a Non-Stock Fundamental Change, as defined below). Such reduction would result in an increase in the amount of the securities, cash, or property into which each Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustments.

  In a Non-Stock Fundamental Change Transaction where the initial value received per share of Host Marriott Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Preferred Security but greater than or equal to the "Reference Market Price", the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Host Marriott Common Stock in the Transaction but in an amount per Preferred Security that would at the time of the Transaction have had a value equal to the then applicable redemption price per Preferred Security set forth below under "--Optional Redemption" (or, for periods prior to the date on and after which Host Marriott may cause the conversion rights of holders of Preferred Securities to expire.

  In a Non-Stock Fundamental Change Transaction where the initial value received per share of Host Marriott Common Stock (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Preferred Security in effect prior to any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

  In a Fundamental Change Transaction where all or substantially all the Host Marriott Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Host Marriott Common Stock consists of listed or Nasdaq National Market traded common stock (a Common Stock Fundamental Change, as defined below), the foregoing adjustments are designed to provide in effect that (a) where Host Marriott Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of Host Marriott Common Stock into which such Preferred Security was convertible immediately before the Transaction (measured as aforesaid) and (b) where Host Marriott Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Host Marriott Common Stock into which such Preferred Security was convertible immediately before such Transaction.

  The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Host Marriott Common Stock receive only cash, the amount of cash received by the holder of one share of Host Marriott Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined below) for the Host Marriott Common Stock during the ten trading days prior to the record date for the determination of the holders of Host Marriott Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Host Marriott Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by Host Marriott to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General."

  The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NYSE Consolidated Transactions Tape or, if the stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm, selected by the Debenture Trustee for that purpose.

  The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of Host Marriott) of the consideration received by holders of Host Marriott Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) Host Marriott continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of Host Marriott or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.

  The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Host Marriott Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Host Marriott Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Host Marriott Common Stock received in such Transaction or event as a result of which more than 50% of the Host Marriott Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

  The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

  The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by Host Marriott to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General."

  The term "Reference Market Price" shall initially mean $10.083 (which is an amount equal to 66 2/3% of the reported last sales price for Host Marriott Common Stock on the NYSE Corporate Tape on November 25, 1996) and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Preferred Securities.

SPECIAL EVENT EXCHANGE OR REDEMPTION

  At any time following the occurrence and the continuation of a Tax Event or an Investment Company Event, the Issuer Trustees shall direct the Conversion Agent to exchange all outstanding Preferred Securities for Debentures, provided that, in the case of a Tax Event, Host Marriott shall have the right to (a) direct that less than all, or none, of the Preferred Securities be so exchanged if and for so long as Host Marriott shall have elected to pay any Additional Sums (as defined below) such that the net amounts received by the holders of Preferred Securities not so exchanged in respect of Distributions and other distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (b) redeem the Preferred Securities in the manner set forth below.

  If, a Tax Event shall occur or be continuing, Host Marriott shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole or in part, for cash upon the later of (i) 90 days following the occurrence of such Tax Event or (ii) December 2, 1999. Promptly following such redemption, Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed will be redeemed by the Issuer at the liquidation amount thereof plus accrued and unpaid Distributions thereon to the redemption date on a pro rata basis. The Common Securities will be redeemed on a pro rata basis with the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to the Redemption Price.

  A "Special Event" means a Tax Event or an Investment Company Event. A "Tax Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk in each case after the date hereof that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by Host Marriott on such Debentures is not, or within 90 days of the date thereof will not be, deductible by Host Marriott, in whole or in part, for United States Federal income tax purposes; or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), that there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

  As a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation that, among other things, would have treated as equity for United States Federal income tax purposes certain debt instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the Issuer. The proposed legislation was to be effective for debt instruments issued on or after December 7, 1995. Although this legislation was not enacted as part of the Fiscal 1997 Budget, there can be no assurance that a similar proposal would not be enacted in the future, that such future legislation would not have a retroactive effective date and that such future legislation would not prevent Host Marriott from deducting interest on the Debentures. This would constitute a Tax Event and would permit the Issuer to exchange the Preferred Securities, in whole or in part, for the Debentures or redeem, in whole or in part, the Preferred Securities and corresponding Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

  Holders of Preferred Securities, by purchasing such Preferred Securities, will be deemed to have agreed to be bound by these exchange provisions in regard to the exchange of such Preferred Securities for Debentures on the terms described above.

DISTRIBUTION OF DEBENTURES

  At any time, Host Marriott will have the right to terminate the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. Under current United States Federal income tax law and interpretations and assuming, as expected, the Issuer is treated as a grantor trust, a distribution of the Debentures should not be a taxable event to the Issuer and holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Redemption of Preferred Securities for Debentures or Cash."

  After the liquidation date fixed for any distribution of Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by DTC or its nominee will be deemed to represent the Debentures having a principal amount equal to the liquidation amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are presented to the Property Trustee for transfer or reissuance.

OPTIONAL REDEMPTION

  Except as provided under "--Mandatory Redemption" below, the Preferred Securities may not be redeemed by the Issuer prior to December 2, 1999.

  On and after such date, upon any permitted redemption by Host Marriott of Debentures, the Preferred Securities are subject to redemption, in whole or in part, at the following percentages of the liquidation preference thereof plus accrued and unpaid Distributions, if any, to the date fixed for redemption if redeemed during the twelve-month period commencing December 2 in each of the following years indicated:

                        REDEMPTION
YEAR                      PRICE
----                    ----------
1999...................  104.725%
2000...................  104.050%
2001...................  103.375%
2002...................  102.700%

                        REDEMPTION
YEAR                      PRICE
----                    ----------
2003...................  102.025%
2004...................  101.350%
2005...................  100.675%
2006 and thereafter....  100.000%

  The aggregate liquidation preference of the Preferred Securities and Common Securities so redeemed will equal the aggregate principal amount of Debentures redeemed by Host Marriott, which may not exceed the amount of the proceeds derived, directly or indirectly, by Host Marriott or its subsidiaries from the issuance and sale of common stock within two years preceding the date fixed for redemption. The Issuer may not redeem the Preferred Securities in part unless all accrued and unpaid Distributions have been paid in full on all outstanding Preferred Securities. If fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be so redeemed will be selected as described under "--Form, Transfer, Exchange and Book-Entry Procedures."

  In the event Host Marriott redeems the Debentures in certain circumstances upon the occurrence of a Tax Event as described under "--Special Event Exchange or Redemption," the appropriate amount of the Preferred Securities will be redeemed at 100% of the principal amount thereof together with accrued and unpaid Distributions to the redemption date.

  If at any time following the Conversion Expiration Date, less than 5% of the Preferred Securities offered hereby remain outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price of $50 per Preferred Security, and all accrued and unpaid Distributions.

MANDATORY REDEMPTION

  Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a "Debenture Event of Default" described under "Description of the Debentures--Debenture Events of Default," the Debentures shall be subject to mandatory redemption, in whole but not in part, by Host Marriott, and the proceeds from such repayment will be applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of Debentures so repaid or redeemed at a redemption price equal to the respective liquidation amount of the Preferred Securities and Common Securities or, in the case of a redemption of the Debentures, at the redemption price paid with respect to the Debentures, as described below, together with accrued and unpaid distributions on the Preferred Securities and Common Securities to the date of redemption. In the case of acceleration of the Debentures, the Preferred Securities will be redeemed only when repayment of the Debentures has actually been received by the Issuer. In addition, as described above under "--Special Event Exchange or

Redemption," upon the occurrence of a Special Event, Preferred Securities shall be exchanged for Debentures unless, in the case of a Tax Event, Host Marriott shall have elected to (a) pay any Additional Sums such that the net amounts of Distributions received by the holders of any Preferred Securities not so exchanged are not reduced as a result of such Tax Event and shall not have revoked any such election or failed to make such payments or (b) redeem the Preferred Securities as further set forth in "Special Event Exchange or Redemption."

REDEMPTION PROCEDURES

  Preferred Securities redeemed on the date fixed for redemption shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Preferred Securities shall be made and the redemption price shall be payable on the redemption date only to the extent that the Issuer has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities."

  Notice of any redemption (optional or mandatory) of Preferred Securities (which notice will be irrevocable) will be given by the Property Trustee to each record holder of Preferred Securities that are being redeemed not fewer than 30 nor more than 60 days prior to the redemption date. If the Property Trustee gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or the Conversion Agent, as the case may be, funds sufficient to pay the applicable redemption price and will give DTC or the Conversion Agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such Preferred Securities. See "--Form, Transfer, Exchange and Book-Entry Procedures." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities as of the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the redemption price, but without interest on such redemption price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by Host Marriott pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the redemption date originally established by the Issuer to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

  Subject to applicable law (including, without limitation, United States Federal securities law), Host Marriott or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the redemption price on the Preferred Securities and any distribution or exchange of Debentures to holders of Preferred Securities shall be made to the applicable record holders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be the fifteenth day (whether or not a Business Day) prior to the redemption date or liquidation date, as applicable.

  If less than all of the Preferred Securities and Common Securities listed by the Issuer are to be redeemed on a redemption date, then the aggregate liquidation amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the liquidation amount of the Preferred Securities. The Property Trustee shall promptly notify the Conversion Agent in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation amount thereof to be redeemed; it being understood that, in the case of Preferred Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption of Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless Host Marriott defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Debentures or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the redemption price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Preferred Securities and Common Securities; provided, however, that if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any Distribution on, or redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Preferred Securities then due and payable.

  In the case of any Declaration Event of Default, Host Marriott as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Declaration Event of Default until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of Host Marriott as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  In the event of any voluntary or involuntary liquidation, termination, dissolution or winding up of the Issuer (each, a "Liquidation"), the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Issuer, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities. See "-- Distribution of Debentures."

  If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

  Pursuant to the Trust Agreement, the Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Host Marriott; (ii) the distribution of Debentures to the holders of the Preferred Securities and Common Securities, if Host Marriott, as Depositor, has given written direction to the Property Trustee to terminate the Issuer (which direction is optional and wholly within the discretion of Host Marriott, as Depositor); (iii) the redemption, conversion, or exchange of all of the Preferred Securities and Common Securities; (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer; and (v) the occurrence of a Special Event except in the case of a Tax Event following which Host Marriott has elected to pay any Additional Sums such that the net amount received by holders of Preferred Securities in respect of Distributions is not reduced as a result of such Tax Event and Host Marriott has not revoked any such election or failed to make such payment.

DECLARATION EVENTS OF DEFAULT; NOTICE

  An event of default under the Indenture (a "Debenture Event of Default") constitutes an event of default under the Trust Agreement with respect to the Preferred Securities and the Common Securities (a "Declaration Event of Default"), whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

  Within ten days after the occurrence of any Declaration Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Declaration Event of Default to the holders of the Preferred Securities, the Administrative Trustees and Host Marriott, as Depositor, unless such Declaration Event of Default shall have been cured or waived. Host Marriott, as Depositor, and the Administrative Trustees, on behalf of the Issuer, are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of the Issuer as described above. See "--Liquidation Distribution Upon Termination." The existence of a Declaration Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Declaration Event of Default has occurred and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the

Debentures against Host Marriott. In addition, the holders of a majority in aggregate liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may proceed to enforce such rights directly against Host Marriott. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Host Marriott to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a Direct Action against Host Marriott for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures. In connection with such Direct Action, Host Marriott will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by Host Marriott to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly against Host Marriott any other remedy available to the Property Trustee unless the Property Trustee first fails to do so.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER

  The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Issuer may, at the request of Host Marriott, with the consent of the Administrative Trustees and without the consent of the Property Trustee, the Delaware Trustee or the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) Host Marriott expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the

Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Host Marriott has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders interest in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act, and (viii) Host Marriott or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Preferred Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

  Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities have no voting rights.

  The Trust Agreement may be amended from time to time by Host Marriott and the Issuer Trustees, without the consent of the holders of the Preferred Securities
(i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provision of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Preferred Securities and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act or be classified as other than a grantor trust for United States Federal income tax purposes or (iii) to qualify or maintain the qualification of the Trust Agreement under the Trust Indenture Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. The Trust Agreement may be amended by the Issuer Trustees and Host Marriott with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Preferred Securities and Common Securities, acting as a single class, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from the status of an "investment company" under the Investment Company Act; provided further that (a) without the consent of each holder of Preferred Securities and Common Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date.

  If any proposed amendment of the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, the dissolution, winding-up or termination of the Issuer, other than pursuant to the terms of the Trust Agreement, then the holders of the then outstanding Preferred Securities, as a class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation amount of the Preferred Securities.

  The holders of a majority in aggregate liquidation amount of Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. So long as any Debentures are held by the Property Trustee, the Issuer Trustees may not
(i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, without in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Preferred Securities (except in the case of clause (iv), which consent, in the event that no Declaration Event of Default shall occur and be continuing, shall be of the holders of Preferred Securities and Common Securities, voting together as a single class); provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Preferred Securities. The Issuer Trustees may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of record of the Preferred Securities of any notice of default with respect to the Debentures.

  A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of the Preferred Securities and the Common Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Preferred Securities is required for the Issuer to redeem and cancel the Preferred Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Host Marriott, the Issuer Trustees or any affiliate of any Issuer Trustee shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Form, Transfer, Exchange and Book-Entry Procedures."

  Holders of the Preferred Securities have no rights to appoint or remove the Issuer Trustees, who may be appointed, removed or replaced solely by Host Marriott, as the direct or indirect holder of all the Common Securities.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The paying agent (the "Paying Agent") initially is the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Host Marriott. The Paying Agent is permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and Host Marriott. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and Host Marriott) to act as Paying Agent.

 CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL CERTIFICATES

  The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus. Substantially all of the Preferred Securities were issued as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). Fully registered global Preferred Security certificates (the "Global Certificates") were issued, representing such Preferred Securities and were deposited with DTC.

  DTC has advised the Issuer and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  DTC has advised the Issuer and the Company that its current practice, upon the issuance of the Restricted Global Certificate and the Regulation S Global Certificate, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

  [DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.]

  As long as DTC, or its nominee, is the registered holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Preferred Securities represented by such Global Certificate for all purposes under the Trust Agreement and the Preferred Securities. [No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Trust Agreement.]

  Except in certain limited circumstances, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Preferred Securities in definitive form and will not be considered the owners or holders of the Global Certificate (or any Preferred Securities represented thereby) under the Trust Agreement or the Preferred Securities.

  Investors may hold their interests in the Restricted Global Certificate directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. Investors may hold their interests in the Regulation S Global Certificate through CEDEL or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold their interests in the Regulation S Global Certificate through organizations other than CEDEL and Euroclear that are participants in the DTC system. CEDEL and Euroclear will hold interests in the Regulation S Global Certificate on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in the Regulation S Global Certificate in customers' securities accounts in the depositories' names on the books of DTC. All interests in a Global Certificate, including those held through Euroclear or CEDEL, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear and CEDEL will also be subject to the procedures and requirements of such system. Transfers and exchanges of interests in a Global Certificate will also be subject to the procedures described above under "--Exchanges between the Restricted Global Certificate and the Regulation S Global Certificate," if applicable.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Payments of Distributions on Global Certificates will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the Company, the Property Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Issuer and the Company expect that DTC or its nominee, upon receipt of any payment of Distributions in respect of a Global Certificate representing any Preferred Securities held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate for such Preferred Securities as shown on the records of DTC or its nominee. The Issuer and the Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

  Except for trades involving only Euroclear and CEDEL participants, interests in the Global Certificates will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer and exchange restrictions applicable to the Preferred Securities described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

  Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Certificate from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Certificate by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

  DTC has advised the Issuer and the Company that it will take any action permitted to be taken by a holder of Certificates (including the presentation of Preferred Securities for exchange as described below and the conversion of Preferred Securities) only at the direction of one or more participants to whose account with DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of the Preferred Securities as to which such participant or participants has or have given such direction. However, if there is a Declaration Event of Default, DTC reserves the right to exchange the Global Certificates for legended Preferred Securities in certificated form, and to distribute such Preferred Securities to its participants.

  Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Certificates among participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Company, the Property Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear and CEDEL, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Certificates.

  Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of the Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the Preferred Securities and the voting rights of participants, indirect participants and beneficial owners of Preferred Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Property Trustee and Host Marriott. In the event that a successor securities depositary is not obtained, definitive Preferred Securities certificates representing such Preferred Securities are required to be printed and delivered. Host Marriott, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation amount of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the Preferred Securities will be printed and delivered.

 TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT

  The Property Trustee presently acts as transfer agent, registrar, paying agent, conversion agent and exchange agent for the Preferred Securities.

  Registration of transfers or exchanges of Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Preferred Securities after such Preferred Securities have been called for redemption.

 INFORMATION CONCERNING THE PROPERTY TRUSTEE

  Host Marriott and certain of its subsidiaries may maintain deposit accounts and conduct other banking and corporate securities transactions and relationships with the Property Trustee in the ordinary course of their businesses. The Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Declaration Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Declaration Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by Host Marriott and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

 MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of Host Marriott for United States Federal income tax purposes. In this connection,

Host Marriott and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that Host Marriott and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

REGISTRATION RIGHTS

  In connection with the Original Offering, the Company and the Trust entered into registration rights agreement with the Purchasers, dated December 2, 1996 (the "Registration Rights Agreement") pursuant to which the Company and the Trust agreed, at the Company's expense, for the benefit of the holders of the Preferred Securities, the Debentures issuable in respect of the Preferred Securities, Host Marriott Common Stock issuable upon conversion of the Preferred Securities and the Debentures and the Guarantee (together, the "Registrable Securities"), to file with the Commission on or prior to the date 120 days after the Original Offering Date a shelf registration statement (the "Shelf Registration Statement") on such form as Host Marriott deems appropriate covering resale by holders of the Registrable Securities. The Company has agreed to use its best efforts (i) to cause the Shelf Registration Statement to be declared effective as promptly as practicable and in no event later than 180 days after the Original Offering Date and (ii) to keep effective the Shelf Registration Statement until three years after the latest date of original issuance of the Preferred Securities (or such earlier date as the holders of Registrable Securities are able to sell all Registrable Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or otherwise) (such period the "Effectiveness Period"). The Issuer and Host Marriott are permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events. Pursuant to the Registration Rights Agreement, the Issuer and Host Marriott agreed to provide to each registered holder copies of such prospectus, notify each registered holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted sales of the Registrable Securities.

  In the Registration Rights Agreement, the Issuer and Host Marriott agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act, subject to certain customary limitations, and each holder of Registrable Securities included in the Shelf Registration Statement will be obligated to indemnify the Issuer and the Company, any other holder and any underwriters participating in the offering of Registrable Securities against any liability with respect to information furnished by such holder in writing to the Issuer and the Company (including the information in a Selling Securityholder's Questionnaire) expressly for use in the Shelf Registration Statement.

  If (i) on or prior to the date 120 days after the Closing Date a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the date 180 days after the Original Offering Date such Shelf Registration Statement has not been declared effective (each such event, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Debentures, and, accordingly, additional distributions will accrue on the Preferred Securities, from and including the day following such Registration Default until such date as the Shelf Registration Statement is declared effective. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 90 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

  This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of the form of which is incorporated by reference herein as an exhibit to the Registration Statement.

GOVERNING LAW

  The Trust Agreement and the Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to its conflict of laws principles and excluding sections 3540 and 3561 of Title 12 of the Delaware General Corporate Laws.

                          DESCRIPTION OF THE GUARANTEE

  The Guarantee was executed and delivered by Host Marriott concurrently with the issuance by the Issuer of the Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. IBJ Schroder Bank & Trust Company is the trustee ("Guarantee Trustee") under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

  Pursuant to and to the extent set forth in the Guarantee, Host Marriott irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), are subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption to the extent that the Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities. Host Marriott's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Host Marriott to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  The Guarantee is an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but it applies only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If Host Marriott does not make interest payments on the Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.

  Host Marriott has, through the Guarantee, the Trust Agreement, the Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

  The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to the Common Securities to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE GUARANTEE

  The Guarantee constitutes an unsecured obligation of Host Marriott and ranks subordinate and junior in right of payment to all other liabilities of Host Marriott and ranks pari passu with any guarantee now or hereafter entered into by Host Marriott in respect of any preferred or preference stock of any affiliate of Host Marriott.

  The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution of the Debentures to the holders of the Preferred Securities. The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by Host Marriott or any of its subsidiaries.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be set forth under "Description of the Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee bind the successors, assigns, receivers, trustees and representatives of Host Marriott and inure to the benefit of the holders of the Preferred Securities then outstanding.

CERTAIN COVENANTS OF HOST MARRIOTT

  Host Marriott covenants in the Guarantee that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) Host Marriott has elected, and has not revoked such election, to pay Additional Sums in respect of the Preferred Securities and Common Securities, Host Marriott will pay to the Issuer such Additional Sums. Host Marriott also covenants that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Host Marriott's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Host Marriott that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Host Marriott where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights pursuant to Host Marriott's Rights Agreement, or any successor to such Rights Agreement and the declaration of a dividend of such Rights or the issuance of preferred stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Host Marriott Common Stock related to the issuance of Host Marriott Common Stock under any of Host Marriott's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of Host Marriott's capital stock or the exchange or conversion of one series or class of Host Marriott's capital stock for another series or class of Host Marriott's capital stock and (f) the purchase of fractional interests in shares of Host Marriott's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which Host Marriott has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which Host Marriott shall not have taken reasonable steps to cure, (ii) Host Marriott shall be in default with respect to its payment of any obligations under the Guarantee or (iii) Host Marriott shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. Host Marriott also covenants

(i) for so long as Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to Host Marriott's ownership of the Common Securities, (iii) not to voluntarily terminate, wind-up or liquidate the Issuer, except (a) in connection with a distribution of the Debentures to the holders of the Preferred Securities in liquidation of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) to maintain the reservation for issuance of the number of shares of Host Marriott Common Stock that would be required from time to time upon the conversion of all the Debentures then outstanding, (v) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes and (vi) to deliver shares of Host Marriott Common Stock upon an election by the holders of the Preferred Securities to convert such Preferred Securities into Host Marriott Common Stock.

  As part of the Guarantee, Host Marriott agrees that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Host Marriott Common Stock or Debentures.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of Host Marriott to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Securities may institute a legal proceeding directly against Host Marriott to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against Host Marriott to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. Host Marriott has waived any right or remedy to require that any action be brought just against the Issuer, or any other person or entity before proceeding directly against Host Marriott.

  Host Marriott, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Host Marriott is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by Host Marriott in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of the Issuer, upon the distribution, if any, of Host Marriott Common Stock to the holders of Preferred Securities in respect of the conversion of all such holders' Preferred Securities into Host Marriott Common Stock or upon distribution of Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

GOVERNING LAW

  The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES
  Set forth below is a description of a the specific terms of the Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The Debentures are issued under a Junior Subordinated Indenture (the "Indenture") between Host Marriott and IBJ Schroder Bank & Trust Company as trustee (the "Debenture Trustee"), copies of which will be available for inspection at the corporate trust office of the Debenture Trustee in New York, New York. This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, attached to this Registration Statement as an Exhibit. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein or therein by reference.

GENERAL

  The Debentures are unsecured and rank junior and subordinate in right of payment to all Senior Debt of Host Marriott. The Debentures are limited in aggregate principal amount to $567.05 million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and capital contributed by Host Marriott in exchange for the Common Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Host Marriott, whether under the Indenture or any existing or other indenture that Host Marriott may enter into in the future or otherwise. See "--Subordination."

  Concurrently with the issuance of the Preferred Securities, the Issuer has invested the proceeds thereof and the consideration paid by Host Marriott for the Common Securities in the Debentures. The Debentures are in the principal amount equal to the aggregate stated liquidation amount of the Preferred Securities plus Host Marriott's concurrent investment in the Common Securities.

  The Debentures are not subject to any sinking fund provision. The entire principal amount of the Debentures will mature, and become due and payable, together with any accrued and unpaid interest thereon, on December 2, 2026.

INTEREST

  The Debentures bear interest at the annual rate of 6 3/4% per annum, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 1997 (each, an "Interest Payment Date"), to the person in whose name each Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date, subject to certain exceptions. It is anticipated that, until the liquidation, if any, of the Issuer, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

GLOBAL SECURITIES

  If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Issuer as a result of the occurrence of a Special Event, the Debentures will be issued in the same form as the Preferred Securities which such Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depository or its nominee. Except under the limited circumstances described below, the Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner of Preferred Securities must rely on the procedures of DTC or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

  If Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Issuer and a Global Security is issued, DTC will act as securities depository for the Debentures represented by such Global Security. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities--Form, Transfer, Exchange and Book-Entry Procedures." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. Host Marriott may appoint a successor to DTC or any successor depository in the event DTC or such depository is unable or unwilling to continue as a depository for the Global Securities.

  None of Host Marriott, the Debenture Trustee, any Paying Agent or the Securities Registrar have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security representing such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  A Global Security shall be exchangeable for Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Host Marriott that it is unwilling or unable to continue as a depository for such Global Debenture and no successor depositary shall have been appointed by Host Marriott within 90 days, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) Host Marriott in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security. In the event that Debentures are issued in definitive form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described in "--Payment and Paying Agents" below.

PAYMENT AND PAYING AGENTS

  Payments on Debentures represented by a Global Security will be made to DTC, as the depositary for the Debentures. In the event Debentures are issued in definitive form, principal of and premium, if any, and any interest on Debentures will be payable, the transfer of the Debentures will be registrable, and the Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as Host Marriott may designate, except that at the option of Host Marriott payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Debentures will be made to the Person in whose name such Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Host Marriott may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

  Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by Host Marriott in trust, for the payment of the principal of and premium, if any, or interest on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Host Marriott, be repaid to Host Marriott and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to Host Marriott for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as no Event of Default under the Indenture has occurred and is continuing, Host Marriott has the right under the Indenture to defer the payment of interest (including any Liquidated Damages) on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. At the end of such Extension Period, Host Marriott must pay all interest then accrued and unpaid (together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Debentures (or holders of Preferred Securities while the Preferred Securities are outstanding) will be required to accrue interest income for United States Federal income tax purposes. See "Certain Federal Income Tax Consequences--Original Issue Discount."

  During any such Extension Period, Host Marriott may not, and may not cause any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Host Marriott's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Host Marriott that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Host Marriott where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights pursuant to Host Marriott's Rights Agreement, or any successor to such Rights Agreement, and the declaration of a dividend of such Rights or the issuance of preferred stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Host Marriott Common Stock related to the issuance of Host Marriott Common Stock under any of Host Marriott's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of Host Marriott's capital stock or the exchange or conversion of one series or class of Host Marriott's capital stock for another series or class of Host Marriott's capital stock, and
(f) the purchase of fractional interests in shares of Host Marriott's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, Host Marriott may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Host Marriott may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Host Marriott shall give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date Distributions on the Preferred Securities (or, if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee is (or, if no Preferred Securities are outstanding, the Debenture Trustee is) required to give notice to the NYSE or other applicable self-regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such record date. The Debenture Trustee and the Property Trustee shall give notice of Host Marriott's election to begin an Extension Period to the holders of the Debentures and the Preferred Securities, respectively.

MANDATORY REDEMPTION

  Upon repayment at maturity or as a result of acceleration upon the occurrence of a Debenture Event of Default, Host Marriott will redeem the Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree. The Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

  On and after December 2, 1999, and subject to the next succeeding sentence, Host Marriott has the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as provided below, during the twelve month periods beginning on December 2 in each of the following years and at the indicated redemption prices (expressed as a percentage of the principal amount of the Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed.

                        REDEMPTION
YEAR                      PRICE
----                    ----------
1999...................  104.725%
2000...................  104.050%
2001...................  103.375%
2002...................  102.700%

                        REDEMPTION
YEAR                      PRICE
----                    ----------
2003...................  102.025%
2004...................  101.350%
2005...................  100.675%
2006 and thereafter....  100.000%

  The principal amount of the Debentures so redeemed may not, however, exceed the amount of the proceeds derived, directly or indirectly, by Host Marriott or its subsidiaries from the issuance and sale of common stock within two years preceding the date fixed for redemption. For so long as the Issuer is the holder of all the outstanding Debentures, the proceeds of any such redemption will be used by the Issuer to redeem Preferred Securities and Common Securities in accordance with their terms. Host Marriott may not redeem the Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Debentures. See "Description of the Preferred Securities--Optional Redemption."

  Host Marriott also has the right to redeem the Debentures at any time after December 2, 1999 upon the occurrence of a Tax Event as described in "Description of the Preferred Securities--Special Event Exchange or Redemption."

  If at any time following the Conversion Expiration Date, less than 5% of the original aggregate principal amount of the Debentures remains outstanding, such Debentures shall be redeemable at the option of Host Marriott, in whole but not in part, at a redemption price equal to the principal amount thereof, plus any accrued and unpaid interest.

REDEMPTION PROCEDURES

  Notices of any redemption of the Debentures and the procedures for such redemption shall be as provided with respect to the Preferred Securities under "Description of the Preferred Securities-- Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless Host Marriott defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Debentures or portions thereof called for redemption.

DISTRIBUTION OF DEBENTURES

  At any time, Host Marriott has the right to terminate the Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Preferred Securities in liquidation, the Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Debentures. It is anticipated that the depositary arrangements for the Debentures would be substantially identical to those in effect for the Preferred Securities. There can be no assurance as to the market price of any Debentures that may be distributed to the holders of Preferred Securities. For a description of DTC and the terms of the depositary matters, see "Description of the Preferred Securities--Form, Transfer, Exchange and Book-Entry Procedures."

CONVERSION OF THE DEBENTURES

  The Debentures are convertible at the option of the holders of the Debentures into Host Marriott Common Stock, at any time prior to redemption, maturity or the Conversion Expiration Date, initially at the rate of 2.6876 shares of Host Marriott Common Stock for each $50 in principal amount of Debentures (equivalent to a conversion price of $18.604 per share of Host Marriott Common Stock), subject to the conversion price adjustments described under "Description of the Preferred Securities-- Conversion Rights." The Issuer covenants for so long as the Preferred Securities are outstanding not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of such Preferred Securities to the Conversion Agent for conversion, the Issuer will distribute the commensurate principal amount of the Debentures to the Conversion Agent on behalf of the holder of every Preferred Security so converted, whereupon the Conversion Agent will convert such Debentures into Host Marriott Common Stock on behalf of such holder. Host Marriott's delivery to the holders of the Debentures (through the Conversion Agent) of the fixed number of shares of Host Marriott Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Host Marriott's obligation to pay the principal amount of the Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for.

EXPIRATION OF CONVERSION RIGHTS

  The conversion rights of any Debentures held by the Issuer expire upon the expiration of the conversion rights of the Preferred Securities on the terms described above under "Description of the Preferred Securities--Expiration of Conversion Rights." In the case of any Debentures that have been exchanged for Preferred Securities under the conditions described under "Description of the Preferred Securities--Special Event Exchange or Redemption," on and after December 2, 1999 Host Marriott may, at its option, cause the conversion rights of holders of such Debentures to expire. Host Marriott may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of Host Marriott Common Stock exceeds 120% of the conversion price of the Debentures, subject to adjustment in certain circumstances. In order to exercise its conversion expiration option, Host Marriott must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to December 2, 1999. The press release shall announce the Conversion Expiration Date and provide the current conversion price and Current Market Price of Host Marriott Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release.

  Notice of the expiration of conversion rights will be given by first-class mail to the holders of the Debentures not more than four Business Days after Host Marriott issues the press release. The Conversion Expiration Date will be a date selected by Host Marriott not less than 30 nor more than 60 days after the date on which Host Marriott issues the press release announcing its intention to terminate the conversion rights of Debenture holders. In the event that Host Marriott does not exercise its conversion expiration option, the Conversion Expiration Date with respect to the Debentures will be two Business Days preceding the date set for mandatory redemption of the Debentures.

MODIFICATION OF INDENTURE

  From time to time, Host Marriott and the Debenture Trustee may, without the consent of the holders of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Debentures, or the holders of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Host Marriott and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debentures so affected, (i) change the stated maturity of the Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest as described under "--Option to Extend Interest Payment Period") or impair any right to institute suit for the enforcement of any such payment, or adversely affect the subordination provisions of the Indenture or any right to convert any Debentures or (ii) reduce the percentage of principal amount of Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation amount of the Preferred Securities then outstanding unless and until the principal of the Debentures and all accrued and unpaid interest thereon has been paid in full.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such Debentures:

    (i) failure for 30 days to pay any interest on the Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on the Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

    (iii) failure by Host Marriott to deliver shares of Host Marriott Common Stock upon an appropriate election by holders of Debentures to convert such Debentures; or

    (iv) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to Host Marriott from the Debenture Trustee or to the Debenture Trustee and Host Marriott from the holders of at least 25% in aggregate outstanding principal amount of such Debentures; or

    (v) certain events in bankruptcy, insolvency or reorganization of Host Marriott.

  The holders of a majority in aggregate outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or the holders of the Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul and rescind such declaration if the default (other than the non-payment of the principal of the Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee and, should the holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right.

  The holders of a majority in aggregate outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture and, should the holders of the Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Preferred Securities shall have such right. Host Marriott is required to file annually with the Debenture Trustee a certificate as to whether or not Host Marriott is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to the Debentures, the Property Trustee has the right to declare the principal of and the interest on the Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of Host Marriott to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Debentures. Host Marriott may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by Host Marriott in connection with a Direct Action, Host Marriott shall remain obligated to pay the principal of or interest on the Debentures held by the Issuer or the Property Trustee and Host Marriott shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by Host Marriott to such holder in any Direct Action.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that Host Marriott shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into Host Marriott or convey, transfer or lease its properties and assets substantially or as an entirety to Host Marriott, unless (i) in case Host Marriott consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Host Marriott's obligations on the Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of the Debentures, such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving Host Marriott that may adversely affect holders of the Debentures.

EXPENSES OF ISSUER

  Pursuant to the Indenture, Host Marriott will pay all of the costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or Common Securities the amounts due such holders pursuant to the terms of the Preferred Securities or Common Securities.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year, and Host Marriott deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Host Marriott's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and Host Marriott will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

  In the Indenture, Host Marriott has covenanted and agreed that any Debentures issued thereunder is subordinate and junior in right of payment to all Senior Debt of Host Marriott whether now existing or hereinafter incurred. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Host Marriott, the holders of Senior Debt are first entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the Property Trustee, on behalf of the holders of the Debentures, are entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Debentures.

  In the event of the acceleration of the maturity of any Debentures, the holders of all Senior Debt outstanding at the time of such acceleration are first entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Debentures are entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Debentures.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Host Marriott whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of Host

Marriott, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which is pari passu with, or subordinated to, the Debentures; provided, however, that Senior Debt does not include:

    (i) any Debt of Host Marriott which, when incurred and without respect to any election under Section 1111 (b) of the Bankruptcy Code, was without recourse to Host Marriott,

    (ii) any Debt of Host Marriott to any of its subsidiaries,

    (iii) Debt to any employee of Host Marriott,

    (iv) any liability for taxes, and

    (v) Debt or other monetary obligations to trade creditors or assumed by Host Marriott or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

  The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by Host Marriott.

GOVERNING LAW

  The Indenture and the Debentures are governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURE AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by Host Marriott as and to the extent set forth under "Description of the Guarantee." Taken together, Host Marriott's obligations under the Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that Host Marriott does not make payments on the Debentures, the Issuer will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a Direct Action directly against Host Marriott to enforce payment of such Distributions to such holder after the respective due dates. The obligations of Host Marriott under the Guarantee are subordinate and junior in right of payment to all other liabilities of Host Marriott; and pari passu with any guarantee now or hereafter entered into by Host Marriott in respect of any preferred or preference stock of any affiliate of Host Marriott.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and Common Securities;
(ii) the interest rate and interest and other payment dates on the Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) Host Marriott shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Preferred Securities under such Preferred Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

  Notwithstanding anything to the contrary in the Indenture, Host Marriott has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Host Marriott has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any Preferred Securities may institute a legal proceeding directly against Host Marriott to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

  A default or event of default under any Senior Debt of Host Marriott will not constitute a default under the Indenture or a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of Host Marriott, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute a Debenture Event of Default.

LIMITED PURPOSE OF ISSUER

  The Preferred Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in the Debentures. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from Host Marriott the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Issuer (or from Host Marriott under the applicable Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of the Issuer involving the liquidation of the Debentures, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of Host Marriott, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of Host Marriott, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of Host Marriott receive payments or distributions. Since Host Marriott is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of Host Marriott in the event of liquidation or bankruptcy of Host Marriott would be substantially the same.

                   DESCRIPTION OF HOST MARRIOTT CAPITAL STOCK

  The following description of Host Marriott's capital stock is a summary and is subject in all respects to applicable Delaware law and to the provisions of the Company's Restated Certificate of Incorporation and shareholder's rights plan.

GENERAL

  Host Marriott's Restated Certificate of Incorporation (the "Company Certificate") authorizes the issuance of a total of 301 million shares of all classes of stock, of which one million may be shares of preferred stock, without par value, and 300 million may be shares of Common Stock. At January 3, 1997, approximately 202.1 million shares of Common Stock were outstanding. The Company Certificate provides that the Board is authorized to provide for the issuance of shares of preferred stock, from time to time, in one or more series, and to fix any voting powers, full or limited or none, and the designations, preferences and relative, participating, optional or other special rights, applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon.

COMMON STOCK

 VOTING RIGHTS

  Each holder of Common Stock is entitled to one vote for each share registered in his name on the books of Host Marriott on all matters submitted to a vote of shareholders. Except as otherwise provided by law, the holders of Common Stock vote as one class. The shares of Common Stock do not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of Host Marriott's preferred stock which may at the time be outstanding, the holders of Common Stock entitled to exercise more than 50% of the voting rights in an election of directors will be able to elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining Common Stock voting for the election of directors will not be able to elect any persons to the Board. The Company Certificate provides that the Board is classified into three classes, each serving a three-year term, with one class to be elected in each of three consecutive years.

 DIVIDEND RIGHTS

  Subject to the rights of the holders of any shares of the Company's preferred stock which may at the time be outstanding, holders of Common Stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. Host Marriott intends to retain future earnings for use in its business and does not currently intend to pay regular cash dividends. In addition, the MI Line of Credit contains restrictions on the payment of dividends on the Common Stock. See "Dividend Policy."

 LIQUIDATION RIGHTS AND OTHER PROVISIONS

  Subject to the prior rights of creditors and the holders of any of Host Marriott's preferred stock which may be outstanding from time to time, the holders of Common Stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets. The Common Stock is not liable for any calls or assessments and is not convertible into any other securities. The Company Certificate provides that the private property of the shareholders shall not be subject to the payment of corporate debts. There are no redemption or sinking fund provisions applicable to the Common Stock, and the Company Certificate provides that there shall be no preemptive rights.

  The transfer agent and registrar for the Common Stock is First Chicago Trust of New York.

RIGHTS AND JUNIOR PREFERRED STOCK

  Host Marriott has adopted a shareholder rights plan as set forth in a Rights Agreement dated February 3, 1989, as amended, between the Company and the Bank of New York, as rights agent (the "Rights Agreement"). The following is a summary of the terms of the Rights Agreement.

 RIGHTS

  Following the occurrence of certain events (the "Occurrence Date") and except as described below, each right (a "Right," and, collectively, the "Rights") will entitle the registered holder thereof to purchase from the Company one one-thousandth of a share (a "Unit") of Host Marriott's Series A Junior Participating Preferred Stock ("Junior Preferred Stock") at a price (the "Purchase Price") of $150 per Unit, subject to adjustment. The Rights are not exercisable until the Occurrence Date. The Rights expire on the tenth anniversary of the adoption of the Rights Agreement, unless exercised in connection with a transaction of the type described below or unless earlier redeemed by Host Marriott.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a Host Marriott shareholder, including, without limitation, the right to vote or to receive dividends.

  Initially, ownership of the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates representing the Rights (the "Rights Certificates") will be distributed. Until the Occurrence Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only with the Common Stock, and the surrender or transfer of any certificate of Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. The Rights will separate from the Common Stock and an Occurrence Date will occur upon the earlier of (i) 10 days following the date (a "Stock Acquisition Date") of a public announcement that a person or group of affiliates or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 business days following the commencement of or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the Acquiring Person becoming the beneficial owner of 30% or more of such outstanding Common Stock (such date being called the Occurrence
Date).

  For purposes of the Rights Agreement, a person shall not be deemed to beneficially own "Exempt Shares" which include (i) shares of Common Stock acquired by such person by gift, bequest and certain other transfers, which shares were Exempt Shares immediately prior to such transfer and were held by such person continuously thereafter and (ii) shares acquired by such person in connection with certain distributions of Common Stock with respect to Exempt Shares which were held by such person continuously thereafter. In connection with the Marriott International Distribution, the Board amended the Rights Agreement to provide that the shares of Common Stock acquired by Marriott International upon exercise of the Marriott International Purchase Right will be deemed "Exempt Shares" under the Rights Agreement, such that the exercise of such right by Marriott International will not cause Marriott International to be deemed an "Acquiring Person" under the Rights Agreement and thus trigger a distribution of the Rights. See "Relationship Between the Company and Marriott International--Marriott International Purchase Right."

  As soon as practicable following an Occurrence Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Occurrence Date. After such time, such separate Rights Certificates alone will evidence the Rights and could trade independently from the Common Stock.

  In the event (i) Host Marriott is the surviving corporation in a merger with an Acquiring Person and the Common Stock is not changed or exchanged, or (ii) an Acquiring Person becomes the beneficial owner of 30% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Board determines to be fair to and otherwise in the best interests of the Company and its shareholders), each holder of a Right will, in lieu of the right to receive one one-thousandth of a share of Junior Preferred Stock, thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of Host Marriott) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are (or, under certain circumstances specified in the Rights Agreement, were) beneficially owned by any Acquiring Person will be null and void. However, the Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by Host Marriott as set forth below.

  For example, at an exercise price of $150 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $300 worth of Common Stock (or other consideration, as noted above) for $150. Assuming that the Common Stock had a per share value of $30 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $150.

  In the event that, at any time following the Stock Acquisition Date, (i) Host Marriott is acquired in a merger or other business combination transaction in which Host Marriott is not the surviving corporation (other than a merger described in the second preceding paragraph or a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of Host Marriott's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

  In general, the Board may redeem the Rights in whole, but not in part, at any time until 10 days following the Stock Acquisition Date, at a price of $.01 per Right. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

  The purchase price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment upon the occurrence of certain events with respect to the Company, including stock dividends, subdivisions, combinations, reclassifications, rights or warrants offerings of Junior Preferred Stock at less than the then current market price and certain distributions of property or evidences of indebtedness of Host Marriott to holders of Junior Preferred Stock, all as set forth in the Rights Agreement.

  The Rights have certain antitakeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Host Marriott on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by Host Marriott as set forth above. See "Purposes and Antitakeover Effects of Certain Provisions of Host Marriott Certificate and Bylaws and the Marriott International Purchase Right."

 JUNIOR PREFERRED STOCK

  In connection with the Rights Agreement, 300,000 shares of Junior Preferred Stock are authorized and reserved for issuance by the Board. No shares of Junior Preferred Stock are currently outstanding. The material terms of the Junior Preferred Stock are summarized herein; however, such summary is subject to the terms of the Company Certificate and the certificate of designation relating to the Junior Preferred Stock (the "Junior Preferred Stock Certificate of Designation").

  Subject to the prior payment of cumulative dividends on any class of preferred stock ranking senior to the Junior Preferred Stock, a holder of Junior Preferred Stock will be entitled to cumulative dividends out of funds legally available therefor, when, as and if declared by the Board, at a quarterly rate per share of Junior Preferred Stock equal to the greater of (a) $10.00 or (b) 1000 times (subject to adjustment upon certain dilutive events) the aggregate per share amount of all cash dividends and 1000 times (subject to adjustment upon certain dilutive events) the aggregate per share amount (payable in kind) of all noncash dividends or other distributions (other than dividends payable in Common Stock or a sub-division of the outstanding shares of Common Stock) declared on Common Stock, since the immediately preceding quarterly dividend payment date for the Junior Preferred Stock (or since the date of issuance of the Junior Preferred Stock if no such dividend payment date has occurred).

  A holder of Junior Preferred Stock will be entitled to 1000 votes (subject to adjustment upon certain dilutive events) per share of Junior Preferred Stock on all matters submitted to a vote of Host Marriott shareholders. Such holders will vote together with the holders of the Common Stock as a single class on all matters submitted to a vote of Host Marriott shareholders.

  In the event of a merger or consolidation of Host Marriott which results in Common Stock being exchanged or changed for other stock, securities, cash and/or other property, the shares of Junior Preferred Stock shall similarly be exchanged or changed in an amount per share equal to 1000 times (subject to adjustment upon certain dilutive events) the aggregate amount of stock, securities, cash and/or other property, as the case may be, into which each share of Common Stock has been exchanged or changed.

  In the event of liquidation, dissolution or winding up of Host Marriott, a holder of Junior Preferred Stock will be entitled to receive $1000 per share, plus accrued and unpaid dividends and distributions thereon, before any distribution may be made to holders of shares of stock of Host Marriott ranking junior to the Junior Preferred Stock, and the holders of Junior Preferred Stock are entitled to receive an aggregate amount per share equal to 1000 times (subject to adjustment upon certain dilutive events) the aggregate amount to be distributed per share to holders of Common Stock.

  In the event that dividends on the Junior Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon, all holders of Junior Preferred Stock, voting separately as a class with the holders of any other series of preferred stock of Host Marriott with dividends in arrears, will be entitled to elect two directors pursuant to provisions of the Company Certificate. Such right to elect two additional directors shall continue at each annual meeting until all dividends in arrears (including the then-current quarterly dividend payment) have been paid or declared and set apart for payment. Upon payment or declaration and reservation of funds for payment of all such dividends, the term of office of each director elected shall immediately terminate and the number of directors shall be such number as may be provided for in the Company Certificate or Bylaws.

  The Junior Preferred Stock is not subject to redemption. The terms of the Junior Preferred Stock provide that the Company is subject to certain restrictions with respect to dividends and distributions on and redemptions and purchases of shares of stock of Host Marriott ranking junior to or on a parity with the Junior Preferred Stock in the event that payments of dividends or other distributions payable on the Junior Preferred Stock are in arrears.

WARRANTS

  Host Marriott agreed to issue warrants (the "Warrants") to acquire 7,700,000 shares of the Company's Common Stock in connection with the settlement of class action lawsuits instituted against Host Marriott and certain individual defendants by certain holders and purchasers of senior notes and debentures of Host Marriott. As adjusted to reflect the Special Dividend, each Warrant entitles the holder, at any time prior to 5:00 p.m. on October 8, 1998 (the "Expiration Time"), to purchase one share of Common Stock from the Company and one-fifth share of HM Services common stock at a price (the "Exercise Price") of $10.00. The portion of the Exercise Price attributable to the HM Services common stock is payable to HM Services. Both the Exercise Price and the number of shares subject to the Warrants are subject to certain adjustments. Warrants that are not exercised prior to the Expiration Time expire and become void. Host Marriott did not receive any proceeds from the issuance of the Warrants.

  Warrantholders will not be entitled to vote or to consent or to receive notice as shareholders in respect of the meeting of shareholders or the election of directors of Host Marriott or any other matter, or possess any rights whatsoever as Host Marriott.

  Host Marriott has also agreed to use its reasonable best efforts to obtain any required approvals or registration under state securities laws for the issuance of the Common Stock upon exercise of the Warrants. Under the Warrant Agreement, however, Warrants may not be exercised by or, shares of Common Stock issued to, any Warrant holder in any state where such exercise or issuance would be unlawful. The Warrants have no established trading market and no assurance can be given that any such markets will develop.

  As of January 3, 1997, approximately 600,000 Warrants were outstanding or reserved for issuance.

     PURPOSES AND ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE COMPANY
      CERTIFICATE AND BYLAWS AND THE MARRIOTT INTERNATIONAL PURCHASE RIGHT

COMPANY CERTIFICATE AND BYLAWS

  The Company Certificate contains several provisions that will make difficult an acquisition of control of the Company by means of a tender offer, open market purchases, a proxy fight or otherwise, that is not approved by the Board. The Company's Bylaws (the "Bylaws") also contain provisions that could have an antitakeover effect.

  The purposes of the relevant provisions of the Company Certificate and Bylaws are to discourage certain types of transactions, described below, which may involve an actual or threatened change of control of the Company and to encourage persons seeking to acquire control of the Company to consult first with the Board to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of Host Marriott to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to shareholders of Host Marriott or an unsolicited proposal for the restructuring or sale of all or part of Host Marriott. Host Marriott believes that, as a general rule, such proposals would not be in the best interests of the Company and its shareholders.

  There has been a history of the accumulation of substantial stock positions in public companies by third parties as a prelude to proposing a takeover or a restructuring or sale of all or part of the company or another similar extraordinary corporate action. Such actions are often undertaken by the third-party without advance notice to, or consultation with, the management or board of directors of the target company. In many cases, the purchaser seeks representation on the company's board of directors in order to increase the likelihood that its proposal will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the company's board, the purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser may not truly be interested in taking over the company, but may use the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase its equity position at a substantial premium over market price.

  Host Marriott believes that the imminent threat of removal of Host Marriott's management or Board in such situations would severely curtail the ability of management or the Board to negotiate effectively with such purchasers. The management or the Board would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. If the real purpose of a takeover bid were to force the Company to repurchase an accumulated stock interest at a premium price, management or the Board would face the risk that, if it did not repurchase the purchaser's stock interest, Host Marriott's business and management would be disrupted, perhaps irreparably.

  Certain provisions of the Company Certificate and Bylaws, Host Marriott believes, will help ensure that the Board, if confronted by a surprise proposal from a third party which has acquired a block of stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the shareholders. In addition, certain other provisions of the Company Certificate are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempt to take over Host Marriott.

  These provisions, individually and collectively, will make difficult and may discourage a merger, tender offer or proxy fight, even if such transaction or occurrence may be favorable to the interests of the shareholders, and may delay or frustrate the assumption of control by a holder of a large block of stock of Host Marriott and the removal of incumbent management, even if such removal might be beneficial to the shareholders. Furthermore, these provisions may deter or could be utilized to frustrate a future takeover attempt which is not approved by the incumbent Board, but which the holders of a majority of the shares may deem to be in their best interests or in which shareholders may receive a substantial premium for their stock over prevailing market prices of such stock. By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the stock which often result from actual or rumored takeover attempts. Set forth below is a description of such provisions in the Company Certificate and Bylaws. Such description is intended as a summary only and is qualified in its entirety by reference to the Company Certificate and Bylaws.

 CLASSIFIED BOARD OF DIRECTORS

  The Company Certificate provides for the Board to be divided into three classes serving staggered terms so that directors' current terms will expire at the 1997, 1998 or 1999 annual meeting of shareholders.

  The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Board in a relatively short period of time. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Such a delay may help ensure that the Board, if confronted by a holder attempting to force a stock repurchase at a premium above market prices, a proxy contest or an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes are the best interests of the shareholders.

  The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Host Marriott, even though such an attempt might be beneficial to the Company and its shareholders. The classified board provision could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the classified board provision is designed to discourage accumulations of large blocks of Host Marriott's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, the classified board provision could tend to reduce the temporary fluctuations in the market price of Host Marriott's stock that could be caused by accumulations of large blocks of such stock. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

  Host Marriott believes that a classified board of directors helps to assure the continuity and stability of the Board and business strategies and policies as determined by the Board, because generally a majority of the directors at any given time will have had prior experience as directors of Host Marriott. The classified board provision also helps assure that the Board, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of Host Marriott, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders.

 REMOVAL; FILLING VACANCIES

  The Company Certificate provides that, subject to any rights of the holders of preferred stock, only a majority of the Board then in office shall have the authority to fill any vacancies on the Board, including vacancies created by an increase in the number of directors. In addition, the Company Certificate provides that a new director elected to fill a vacancy on the Board will serve for the remainder of the full term of his or her class and that no decrease in the number of directors shall shorten the term of an incumbent. Moreover, the Company Certificate provides that directors may be removed with or without cause only by the affirmative vote of holders of at least 66 2/3% of the voting power of the shares entitled to vote at the election of directors, voting together as a single class. These provisions relating to removal and filling of vacancies on the Board will preclude shareholders from enlarging the Board or removing incumbent directors and filling the vacancies with their own nominees.

 LIMITATIONS ON SHAREHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

  The Company Certificate and Bylaws provide that shareholder action can be taken only at an annual or special meeting of shareholders and prohibit shareholder action by written consent in lieu of a meeting. The Company Certificate and Bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of shareholders can be called only by a majority of the entire Board. Shareholders are not permitted to call a special meeting or to require that the Board call a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the Board.

  The provisions of the Company Certificate and Bylaws restricting shareholder action by written consent may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by a majority of the entire Board. These provisions would also prevent the holders of a majority of the voting power of the voting stock from using the written consent procedure to take shareholder action and from taking action by consent without giving all the shareholders entitled to vote on a proposed action the opportunity to participate in determining such proposed action. Moreover, a shareholder could not force shareholder consideration of a proposal over the opposition of the Board by calling a special meeting of shareholders prior to the time the Board believed such consideration to be appropriate.

  Host Marriott believes that such limitations on shareholder action will help to assure the continuity and stability of the Board and Host Marriott's business strategies and policies as determined by the Board, to the benefit of all of the Company's shareholders. If confronted with an unsolicited proposal from Company shareholders, the Board will have sufficient time to review such proposal and to seek the best available result for all shareholders, before such proposal is approved by such shareholders by written consent in lieu of a meeting or through a special meeting of shareholders.

 NOMINATIONS OF DIRECTORS AND SHAREHOLDER PROPOSALS

  The Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board, of candidates for election as directors (the "Nomination Procedure") and with regard to shareholder proposals to be brought before an annual or special meeting of shareholders (the "Business Procedure").

  The Nomination Procedure provides that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely prior written notice to the Corporate Secretary of Host Marriott prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that shareholder proposals must be submitted in writing in a timely manner in order to be considered at any annual or special meeting. To be timely, notice must be received by Host Marriott (i) in the case of an annual meeting, not less than 90 days prior to the annual meeting for a director nomination, and not less than 120 days prior to the annual meeting for a shareholder proposal or (ii) in the case of a special meeting not later than the seventh day following the day on which notice of such meeting is first given to shareholders for both a director nomination and a shareholder proposal.

  Under the Nomination Procedure, notice to Host Marriott from a shareholder who proposes to nominate a person at a meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Common Stock beneficially owned, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the shareholder proposing to nominate that person. Under the Business Procedure, notice relating to a shareholder proposal must contain certain information about such proposal and about the shareholder who proposes to bring the proposal before the meeting, including the class and number of shares of Common Stock beneficially owned by such shareholder. If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he determines that the shareholder proposal was not properly brought before such meeting, such proposal will not be introduced at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or proposal properly made or brought before an annual or special meeting in accordance with the above-mentioned procedures.

  The purpose of the Nomination Procedure is, by requiring advance notice of nomination by shareholders, to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications. The purpose of the Business Procedure is, by requiring advance notice of shareholder proposals, to provide a more orderly procedure for conducting annual meetings of shareholders and, to the extent deemed necessary or desirable by the Board, to provide the Board with a meaningful opportunity to inform shareholders, prior to such meetings, of any proposal to be introduced at such meetings, together with any recommendation as to the Board's position or belief as to action to be taken with respect to such proposal, so as to enable shareholders better to determine whether they desire to attend such meeting or grant a proxy to the Board as to the disposition of any such proposal. Although the Bylaws do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or of any other proposal submitted by shareholders, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular shareholder meeting if the proper procedures are not followed, and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its shareholders.

 FAIR PRICE PROVISION

  Article Fifteen of the Company Certificate (the "Fair Price Provision") requires approval by the holders of 66 2/3% of the voting power of the outstanding capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock") as a condition for mergers and certain other business combinations ("Business Combinations") involving the Company and any holder of more than 25% of such voting power (an "Interested Shareholder") unless the transaction is either (i) approved by a majority of the members of the Board who are not affiliated with the Interested Shareholder and who were directors before the Interested Shareholder became an Interested Shareholder (the "Disinterested Directors") or (ii) certain minimum price and procedural requirements are met.

  The Fair Price Provision is designed to prevent a third party from utilizing two-tier pricing and similar inequitable tactics in a takeover attempt. The Fair Price Provision is not designed to prevent or discourage tender offers for the Company. It does not impede an offer for at least 66 2/3% of the Voting Stock in which each shareholder receives substantially the same price for his or her shares as each other shareholder or which the Board has approved in the manner described herein. Nor does the Fair Price Provision preclude a third party from making a tender offer for some of the shares of Voting Stock without proposing a Business Combination in which the remaining shares of Voting Stock are purchased. Except for the restrictions on Business Combinations, the Fair Price Provision will not prevent an Interested Shareholder having a controlling interest of the Voting Stock from exercising control over Host Marriott or increasing its interest in Host Marriott. Moreover, an Interested

Shareholder could increase its ownership to 66 2/3% and avoid application of the Fair Price Provision. However, the separate provisions contained in the Company Certificate and the Bylaws relating to "Classified Boards of Directors" discussed above will, as therein indicated, curtail an Interested Shareholder's ability to exercise control in several respects, including such shareholder's ability to change incumbent directors who may oppose a Business Combination or to implement a Business Combination by written consent without a shareholder meeting. The Fair Price Provision would, however, discourage some takeover attempts by persons intending to acquire the Company in two steps and to eliminate remaining shareholder interests by means of a business combination involving less consideration per share than the acquiring person would propose to pay for its initial interest in the Company. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. The Fair Price Provision may thereby deprive some holders of the Common Stock of an opportunity to sell their shares at a temporarily higher market price.

  Although the Fair Price Provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the Fair Price Provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the Board is of the view that the adoption of the Fair Price Provision does not preclude the Board's opposition to any future takeover proposal which it believes would not be in the best interests of the Company and its shareholders, whether or not such a proposal satisfies the minimum price criteria and procedural requirements of the Fair Price Provision.

  In addition, under Section 203 of the Delaware General Corporation Law as applicable to Host Marriott, certain "business combinations" (defined generally to include (i) mergers or consolidations between a Delaware corporation and an interested shareholder (as defined below) and (ii) transactions between a Delaware corporation and an interested shareholder involving the assets or stock of such corporation or its majority-owned subsidiaries, including transactions which increase the interested shareholder's percentage ownership of stock) between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 shareholders, and an interested shareholder (defined generally as those shareholders, who, on or after December 23, 1987, become beneficial owners of 15% or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such shareholder became an interested shareholder, unless (i) prior to the date such shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction that made such shareholder an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding voting stock owned by officers who also are directors and voting stock held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iii) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested shareholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested shareholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had been an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the corporation's directors.

  SHAREHOLDER RIGHTS PLAN

  Host Marriott has adopted a shareholder rights plan which may have anti-takeover effects. See "Description of Host Marriott Capital Stock--Rights and Junior Preferred Stock."

  AMENDMENT OF THE COMPANY CERTIFICATE AND BYLAWS

  The Company Certificate contains provisions requiring the affirmative vote of the holders of at least 66 2/3% the voting power of the stock entitled to vote generally in the election of directors to amend certain provisions of the Company Certificate and Bylaws (including the provisions discussed above). These provisions make it more difficult for shareholders to make changes in the Company Certificate or Bylaws, including changes designed to facilitate the exercise of control over the Company. In addition, the requirement for approval by at least a 66 2/3% shareholder vote will enable the holders of a minority of the Company's capital stock to prevent holders of a less-than-66 2/3% majority from amending such provisions of the Company's Certificate or Bylaws.

MARRIOTT INTERNATIONAL PURCHASE RIGHT

  Host Marriott granted to Marriott International, for a period of ten years following the Marriott International Distribution (i.e., until October 2003), the right to purchase a number of shares equal in amount of up to 20% of each class of Host Marriott's outstanding voting stock at the then fair market value upon the occurrence of certain change of control events involving the Company. The Marriott International Purchase Right may be exercised for a 30-day period following the date a person or group of affiliated persons has (i) become the beneficial owner of 20% or more of the total voting power of the then outstanding shares of the Company's voting stock or (ii) announced a tender offer for 30% or more of the total voting power of the then outstanding shares of the Company's voting stock. These change of control events upon which the Marriott International Purchase Right becomes exercisable are substantially identical to those events that cause a distribution of the Rights under the Rights Agreement (see "Description of Host Marriott Capital Stock--Rights and Junior Preferred Stock"). Accordingly, certain share ownership of the Company's voting stock by specified persons is exempt under the Rights Agreement, and consequently will not result in a distribution of Rights, and will not cause the Marriott International Purchase Right to become exercisable.

  In connection with the Marriott International Distribution, the Board amended the terms of the Rights Agreement to provide that the exercise of the Marriott International Purchase Right will not result in a distribution of the Rights. Accordingly, upon exercise of the Marriott International Purchase Right, Marriott International will be entitled to receive the Rights associated with the Common Stock and will not be deemed an "Acquiring Person" under the Rights Agreement.

  The purchase price for the Common Stock to be purchased upon the exercise of the Marriott International Purchase Right is determined by taking the average of the closing sale price of the Common Stock during the 30 consecutive trading days preceding the date the Marriott International Purchase Right becomes exercisable. The specific terms of the Marriott International Purchase Right are set forth in the Marriott International Distribution Agreement.

  The Marriott International Purchase Right will have an antitakeover effect. Any person considering acquiring a substantial or controlling block of Common Stock would face the possibility that its ability to exercise control would be impaired by Marriott International's 20% ownership resulting from exercise of the Marriott International Purchase Right. Moreover, so long as the Marriott family's current percentage of ownership of Common Stock continues, the combined Marriott family (including various trusts established by members of the Marriott family) and Marriott International ownership following exercise of the Marriott International Purchase Right may effectively block control by others (see "Description of Host Marriott Capital Stock"). It is also possible that the exercise price of the Marriott International Purchase Right would be lower than the price at which a potential acquiror might be willing to purchase a 20% block of shares of Common Stock because the purchase price for the Marriott International Purchase Right is based on the average trading price during a 30-day period which may be prior to the announcement of the takeover event. This potential price differential may have a further antitakeover effect by discouraging potential acquirers of Host Marriott. The antitakeover effect of the Marriott International Purchase Right will be in addition to the antitakeover effects of the provisions contained in the Company Certificate and Bylaws.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain of the material United States Federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "Certain United States Tax Consequences to Non-United States Holders") or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

CLASSIFICATION OF THE DEBENTURES

  Host Marriott has taken the position that the Debentures will be classified for United States Federal income tax purposes as indebtedness of Host Marriott under current law and, by acceptance of Preferred Securities, each holder covenants to treat the Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Debentures. No assurance can be given, however, that such position of Host Marriott will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Debentures will be classified as indebtedness of Host Marriott for United States Federal income tax purposes.

CLASSIFICATION OF THE ISSUER

  In connection with the issuance of the Preferred Securities, Latham & Watkins, special United States tax counsel to the Issuer and Host Marriott, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Debentures.

ORIGINAL ISSUE DISCOUNT

  Because Host Marriott has the option, under the terms of the Debentures, to defer payments of interest by extending interest payment periods for up to 60 months, all of the stated interest payments on the Debentures will be treated as "original issue discount." Under the Code, holders of debt instruments (such as the Debentures) issued with original issue discount must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Debentures will be accounted for as original issue discount. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of original issue discount that accrues in any quarter will approximately equal the amount of the interest that accrues on the Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue original issue discount in an amount approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

  Because income on the Debentures will constitute original issue discount, corporate holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Debentures.

LIQUIDATED DAMAGES

  Host Marriott intends to take the position that the Liquidated Damages described above under "Description of the Preferred Securities--Registration Rights" will be taxable to a holder as ordinary income in accordance with the holder's usual method of income tax accounting. The IRS may take a different position, however, which could affect both the timing of the holder's income and the timing and amount of Host Marriott's deduction with respect to the Liquidated Damages.

REDEMPTION OF PREFERRED SECURITIES FOR DEBENTURES OR CASH UPON LIQUIDATION OF THE ISSUER

  Under certain circumstances, the Debentures may be distributed to holders in exchange for the Preferred Securities. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Debentures distributed equal to such holder's aggregate tax basis in its Preferred Securities exchanged therefor. A holder's holding period in the Debentures so received would include the period during which the Preferred Securities were held by such holder. If, however, the exchange is caused by a Tax Event which results in the Issuer being treated as an association taxable as a corporation the distribution would likely constitute a taxable event to the Issuer and holders of the Preferred Securities.

  Under certain circumstances described herein (see "Special Event Exchange or Redemption"), the Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss in the same manner as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities".

SALES OF PREFERRED SECURITIES

  A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by original issue discount previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities to the date of disposition. In general, such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale.

  The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of or converts his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Debentures through the date of disposition or conversion in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of or converted. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

MARKET DISCOUNT AND BOND PREMIUM

  To the extent a holder acquires its Preferred Securities at a price that is greater or less than the adjusted issue price of such holder's proportionate share of the Debentures (which generally should approximate the face amount plus accrued but unpaid interest on the Debentures), the holder may be deemed to have acquired its undivided interest in the Debentures with acquisition premium or market discount. A holder who purchases Preferred Securities at a premium will be permitted to reduce the amount of original issue discount required to be included in income to reflect the acquisition premium. A holder who purchases Preferred Securities at a market discount will include the amount of such discount in income in accordance with the market discount rules described below.

  A holder that acquires its undivided beneficial interest in the Debentures at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount on the Debentures upon their retirement or, to the extent of any gain, upon the disposition of the Preferred Securities. Such market discount will accrue ratably or, at the election of the holder, under a constant yield method over the remaining term of the Debentures. A holder will also be required to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Preferred Securities that represent an undivided interest in Debentures acquired with market discount. In lieu of the foregoing, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in the taxable year of the election or thereafter, in which case the interest deferral rules will not apply.

  A holder may elect, in lieu of applying the market discount or acquisition premium rules described above, to account for all income under the Debentures as if it were original issue discount. A holder that makes this election and that is considered to have acquired its beneficial interest in the Debentures with market discount will be considered to have made the election described in the immediately preceding paragraph.

CONVERSION OF PREFERRED SECURITIES INTO HOST MARRIOTT COMMON STOCK

  Except possibly to the extent attributable to accrued and unpaid interest on the Debentures, a holder of Preferred Securities will not recognize income, gain or loss upon the conversion of the Preferred Securities into Host Marriott Common Stock through the Conversion Agent. A holder of Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Host Marriott Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. Such a holder's tax basis in the Host Marriott Common Stock received upon conversion should generally be equal to such holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received and such holder's holding period in the Host Marriott Common Stock received upon conversion should generally begin on the date such holder acquired the Preferred Securities delivered to the Conversion Agent for exchange.

  Holders of Preferred Securities should not recognize gain or loss upon expiration of the conversion rights. Such expiration should not effect a significant modification of the underlying Debentures within the meaning of applicable Treasury Regulations, and thus will not be considered a sale or exchange for purposes of federal income taxation.

ADJUSTMENT OF CONVERSION PRICE

  Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from Host Marriott in the event the conversion ratio of the Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Host Marriott Common Stock into or for which the Debentures are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of Host Marriott were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Host Marriott Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Host Marriott. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

INFORMATION REPORTING TO HOLDERS

  The Issuer will report the original issue discount, if any, that accrued during the year with respect to the Debentures, and any gross proceeds received by the Issuer from the retirement or redemption of the Debentures, annually to the holders of record of the Preferred Securities and the Internal Revenue Service. The Issuer currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

POSSIBLE TAX LEGISLATION

  As part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation that, among other things, would have treated as equity for United States Federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. The legislation was to be effective for debt instruments issued on or after December 7, 1995. Although this legislation was not enacted as part of the Fiscal 1997 Budget, there can be no assurance that a similar proposal would not be enacted in the future, that such future legislation would not have a retroactive effective date and that such future legislation would not prevent Host Marriott from deducting interest on the Debentures. This would constitute a Tax Event and would permit the Issuer to exchange the Preferred Securities, in whole or in part, for the Debentures. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

  GENERAL. The following is a general discussion of certain United States Federal income and estate tax consequences of the acquisition, ownership and disposition of Preferred Securities by a "Non-United States Holder" and does not deal with tax consequences arising under the laws of any foreign, state, or local jurisdiction. As used herein, a "Non-United States Holder" is a person or entity that, for United States Federal income tax purposes, is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized under the laws of the United States or a political subdivision thereof, or an estate or trust, the income of which is subject to United States Federal income taxation regardless of its source, or that otherwise is subject to United States federal income taxation on a net basis in respect of the Preferred Securities. The tax treatment of the holders of the Preferred Securities may vary depending upon their particular situations. Certain holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors who are Non-United States Holders are urged to consult their tax advisors regarding the United States Federal tax consequences of acquiring, holding and disposing of Preferred Securities and Host Marriott Common Stock, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

  INTEREST. Interest (including original issue discount) received or accrued by a Non-United States Holder of Preferred Securities will not be subject to United States Federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and (i) the Non-United States Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of Host Marriott and is not a controlled foreign corporation with respect to which Host Marriott is a "related person" within the meaning of the Code and (ii) the beneficial owner of the Preferred Securities certifies, under penalties of perjury, that the beneficial owner is not a United States person and provide the beneficial owner's name and address.

  GAIN ON DISPOSITION OF PREFERRED SECURITIES. A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Preferred Security unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Preferred Security as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

  DIVIDENDS ON HOST MARRIOTT COMMON STOCK. In the event that dividends are paid on Host Marriott Common Stock, except as described below, such dividends paid to a Non-United States Holder of Host Marriott Common Stock will be subject to withholding of United States Federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business of the Non-United States Holder within the United States. If the dividend is effectively connected with the conduct of a trade or business of the Non-United States Holder within the United States, the dividend would be subject to United States Federal income tax on a net income basis at applicable graduated individual or corporate rates and would be exempt from the 30% withholding tax described above. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Under current United States Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above, and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under proposed United States Treasury regulations, not currently in effect, however, a Non-United States Holder of Host Marriott Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption discussed above.

  A Non-United States Holder of Host Marriott Common Stock that is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the United States Internal Revenue Service.

  GAIN ON DISPOSITION OF HOST MARRIOTT COMMON STOCK. A Non-United States Holder generally will not be subject to United States Federal income tax on any gain recognized on a disposition of the Host Marriott Common Stock (i) subject to the exception discussed below, Host Marriott is or has been a "United States real property holding corporation" (a "USRPHC") within the meaning of Section 897 (c) (2) of the Code at any time within the shorter of the five-year period preceding such disposition or such Non-United States Holder's holding period (the "Required Holding Period"), (ii) the gain is effectively connected with the conduct of a trade or business within the United States of the Non-United States Holder and, if a tax treaty applies, attributable to a permanent establishment maintained by the Non-United States Holder, (iii) the Non-United States Holder is an individual who holds the Host Marriott Common Stock as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a "tax home" (as defined for United States Federal income tax purposes) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iv) the Non-United States Holder is subject to tax pursuant to the Code provisions applicable to certain United States expatriates. If an individual Non-United States Holder falls under clauses (ii) or (iv) above, he or she will be taxed on his or her net gain derived from the sale under regular United States Federal income tax rates. If the individual Non-United States Holder falls under clauses (iii) above, he or she will be subject to a flat 30% tax on the gain derived from the sale which may be offset by United States capital losses (notwithstanding the fact that he or she is not considered a resident of the United States). If a Non-United States Holder that is a foreign corporation falls under clause (ii) above, it will be taxed on its gain under regular graduated United States Federal income tax rates and, in addition, will under certain circumstances be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

  A corporation is generally a USRPHC if the fair amount value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. While not free from doubt, Host Marriott believes that it currently is a USRPHC; however, a Non-United States Holder would generally not be subject to tax or withholding in respect of such tax on gain from a sale or other disposition of Host Marriott Common Stock by reason of Host Marriott's USRPHC status if the Host Marriott Common Stock is regularly traded on an established securities market ("regularly traded") during the calendar year in which such sale or disposition occurs provided that such holder does not own, actually or constructively, Host Marriott Common Stock with a fair market value in excess of 5% of the fair market value of all the Host Marriott Common Stock outstanding at any time during the Required Holding Period. The Company believes that the Host Marriott Common Stock will be treated as regularly traded.

  If Host Marriott is or has been a USRPHC within the Required Holding Period, and if a Non-United States Holder owns in excess of 5% of the fair market value of the outstanding Host Marriott Common Stock (as described in the preceding paragraph), such Non-United States Holder will be subject to United States Federal income tax at regular graduated rates under certain rules ("FIRPTA tax") on gain recognized on a sale or other disposition of such stock. In addition, if Host Marriott is or has been a USRPHC within the Required Holding Period and if the Host Marriott Common Stock was not treated as regularly traded, a Non-United States Holder (without regard to its ownership percentage) is subject to withholding in respect of FIRPTA tax at a rate of 10% of the amount realized on a sale or other disposition of Host Marriott Common Stock in USRPHCs and will be further subject to FIRPTA tax in excess of the amounts withheld. Any amount withheld pursuant to such withholding tax will be creditable against such Non-United States Holder's United States Federal income tax liability. Non-United States Holders are urged to consult their tax advisors concerning the potential applicability of these provisions.

  FEDERAL ESTATE TAXES. A Preferred Security beneficially owned by an individual who is a Non-United States Holder at the time of his or her death generally will not be subject to United States Federal estate tax as a result of such individual's death, provided that (i) such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Host Marriott entitled to vote within the meaning of section 871(h)(3) of the Code, and (ii) interest payments (including payments of original issue discount) with respect to the Debentures would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual. Common stock of Host Marriott owned, or treated as owned, by an individual Non-United States Holder at the time of his or her death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  INFORMATION REPORTING AND BACKUP WITHHOLDING. Host Marriott must report annually to the Internal Revenue Service and to each Non-United States Holder the amount of interest and dividends paid to such holder and the amount of any tax withheld. These information reporting requirements apply regardless of whether withholding is required. Copies of the Information returns reporting such interest and dividends and withholding may also be made available to the tax authorities in the country in which the Non-United States Holder resides under the provisions of an applicable income tax treaty.

  In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither Host Marriott nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Preferred Securities by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Preferred Securities by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Preferred Securities by or through a foreign office of a foreign broker not subject to the preceding sentence.

  United States backup withholding tax generally will not apply to (a) the payment of dividends paid on Host Marriott Common Stock to a Non-United States Holder at an address outside the United States or (b) the payment of the proceeds of the sale of Host Marriott Common Stock to or through the foreign office of a broker. In the case of the payment of proceeds from such a sale of Host Marriott Common Stock through a foreign office of a broker that is a United States person or a "U.S. related person," however, information reporting (but not backup withholding) is required with respect to the payment unless the broker has documentary evidence in its files that the owner is a Non-United States Holder and certain other requirements are met or the holder otherwise establishes an exemption. For this purpose, a "U.S. related person" is (i) a controlled foreign corporation for United States Federal income tax purposes, or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business. The payment of the proceeds of a sale of Host Marriott Common Stock to or through a United States office of a broker is subject to information reporting and possible backup withholding unless the owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

  These information and backup withholding rules are under review by the United States Treasury and their application to the Preferred Securities and the Host Marriott Common Stock could be changed by future regulations. On April 15, 1996, the Internal Revenue Service issued proposed Treasury Regulations concerning the withholding of tax and reporting for certain amounts paid to non-resident individuals and foreign corporations. The proposed regulations would, among other changes, eliminate the presumption under current regulations with respect to dividends paid to addresses outside the United States. The proposed Treasury Regulations, if adopted in their present form, would be effective for payments made after December 15, 1997. Prospective purchasers of the Preferred Securities should consult their tax advisors concerning the potential adoption of such Treasury Regulations.

                                SELLING HOLDERS

  The Preferred Securities were originally issued by the Issuer and sold by Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, BT Securities Corporation and Montgomery Securities (the "Purchasers"), in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities. The term Selling Holder includes the holders listed below and the beneficial owners of the Preferred Securities and their transferees, pledgees, donees or other successors.

  The following table sets forth information with respect to the Selling Holders of the Preferred Securities and the respective number of Preferred Securities beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus.

     SELLING
     HOLDERS*   NUMBER OF PREFERRED SHARES*
     --------   ---------------------------

* To be filed by amendment.

  None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Issuer or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Preferred Securities, the Convertible Debentures or the Common Stock issuable upon conversion of the Preferred Securities, no estimate can be given as to the amount of the Preferred Securities, the Convertible Debentures or the Common Stock issuable upon conversion of the Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Preferred Securities since the date on which they provided the information regarding their Preferred Securities included herein in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

  The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

  To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

  The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

  Pursuant to the Registration Rights Agreement, the Company and the Trust shall each bear all reasonable fees and expenses customarily borne by issuers in a non-underwritten secondary offering by selling security holders or in an underwritten offering, as the case may be, incurred in connection with the performance of its obligations under the Registration Rights Agreement; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                    EXPERTS

  The audited consolidated financial statements and schedules of the Company and the financial statements of the Dallas/Fort Worth Airport Marriott, Pacific Landmark Hotel, Ltd. and Pacific Gateway, Ltd., San Antonio Marriott Riverwalk, and TEC Entities incorporated by reference into this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The combined financial statements of Pacific Landmark Hotel, Ltd. and Pacific Gateway, Ltd. as of December 31, 1994 and 1993, and for each of the years in the two-year period ended December 31, 1994, are incorporated by reference in this registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The audited financial statements of the New York Vista (now the Marriott World Trade Center) incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                LEGAL OPINIONS

  Certain legal matters with respect to the Preferred Securities, the Convertible Debentures, the Guarantee and the Company Common Stock issuable upon conversion of the Preferrred Securities will be passed upon for the Company and the Issuer by Christopher G. Townsend, Esquire, Senior Vice-President and General Counsel of the Company.

                             AVAILABLE INFORMATION

  Host Marriott is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Host Marriott, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Host Marriott Common Stock is listed on the New York Stock Exchange and reports and other information herein and therein concerning Host Marriott can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

  Host Marriott and the Issuer have filed with the Commission a Registration Statement (which term shall encompass any amendments thereto) on Form S-3 under the Securities Act with respect to the securities offered by this Prospectus (the "Registration Statement"). This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to Host Marriott and the securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes thereto filed or incorporated by reference as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Registration Statement and the exhibits thereto filed by Host Marriott with the Commission may be inspected and copied at the locations described above.

  No separate financial statements of the Issuer have been included herein. The Issuer and Host Marriott do not consider that such financial statements would be material to potential investors because the Issuer is a newly organized special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Debentures of Host Marriott and issuing the Preferred Securities and Common Securities and Host Marriott has fully and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "Host Marriott Financial Trust," "Description of the Preferred Securities," "Description of the Guarantee" and "Description of the Debentures."

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents filed by Host Marriott with the Commission are incorporated herein by reference: (i) Host Marriott's Annual Report on Form 10-K for the year ended December 29, 1995, (ii) Host Marriott's Quarterly Reports on Form 10-Q for the quarters ended March 22, June 14 and September 6, 1996, (iii) the proxy statement for the Company's Annual Meeting of Stockholders held on May 23, 1996, and (iv) Host Marriott's Current Reports on Form 8-K dated January 11, January 17, February 28, March 7, May 31, June 18, July 11, November 20, December 6, 1996, January 14, and January 16, 1997. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment that indicates the termination of this offering shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this offering to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide, without charge to each person to whom this Prospectus has been delivered, a copy of any or all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to Host Marriott Corporation, 10400 Fernwood Road, Bethesda, MD 20817-1109, Attention:
Corporate Secretary, or by telephone at (301) 380-9000.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGES IN THE AFFAIRS OF THE ISSUER OR HOST MARRIOTT SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Special Note Regarding Forward-Looking Statements.........................   3
Risk Factors..............................................................   4
Host Marriott Financial Trust.............................................  14
Use of Proceeds...........................................................  16
Accounting Treatment......................................................  16
Ratio of Earnings to Fixed Charges........................................  16
Description of the Preferred Securities...................................  18
Description of the Guarantee..............................................  41
Description of the Debentures.............................................  44
Relationship Among the Preferred Securities, the Debenture and the
 Guarantee................................................................  53
Description of Host Marriott Capital Stock................................  55
Purposes and Antitakeover Effects of Certain Provisions of the Company
 Certificate and Bylaws and the Marriott International Purchase Right.....  60
Certain Federal Income Tax Consequences...................................  66
Selling Holders...........................................................  73
Plan of Distribution......................................................  73
Experts...................................................................  74
Legal Opinions............................................................  75
Available Information.....................................................  75
Documents Incorporated by Reference.......................................  76

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        11,000,000 PREFERRED SECURITIES

                                 Host Marriott

                                Financial Trust

                      6 3/4% CONVERTIBLE QUARTERLY INCOME
                             PREFERRED SECURITIES
                             ("CONVERTIBLE QUIPS")
                    (LIQUIDATION PREFERENCE $50 PER SHARE)

                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,


              [LOGO OF HOST MARRIOTT CORPORATION APPEARS HERE]

                           ------------------------

                                  PROSPECTUS

                           ------------------------





-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an itemized statement of all expenses in connection with the issuance and distribution of the securities registered hereby. Except for the SEC registration fee, all amounts provided are estimated.

      SEC registration fee........................................... $180,000
      Printing and engraving expenses................................      *
      Legal fees and expenses........................................      *
      Blue Sky fees and expenses (including legal fees and
       expenses).....................................................      *
      Accounting fees and expenses...................................      *
      Transfer agent and trustee fees................................      *
      Miscellaneous..................................................      *
                                                                      --------
        Total........................................................ $    *
                                                                      ========

     --------
     * To be filed by amendment.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Article Eleven and Article Sixteen of the Company's Certificate and Section
7.7 of the Bylaws limit the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty. The provisions of the Company Certificate and Bylaws are collectively referred to herein as the "Director Liability and Indemnification Provisions."

  Set forth below is a description of the Director Liability and Indemnification Provisions. Such description is intended as a summary only and is qualified in its entirety by reference to the Company Certificate and the Bylaws.

  Elimination of Liability in Certain Circumstances. Article Sixteen of the Company Certificate protects directors against monetary damages for breaches of their fiduciary duty of care, except as set forth below. Under the Delaware General Corporation Law, absent such limitation of liability provisions as are provided in Article Sixteen, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Sixteen eliminates liability of directors for negligence in the performance of their duties, including gross negligence. In a context not involving a decision by the directors (i.e., a suit alleging loss to the Company due to the directors' inattention to a particular matter) a simple negligence standard might apply. Directors remain liable for breaches of their duty of loyalty to the Company and its shareholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Sixteen does not eliminate director liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

  While the Director Liability and Indemnification Provisions provide directors with protection from awards of monetary damages for breaches of the duty of care, they do not eliminate the directors' duty of care. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article Sixteen, which eliminates liability as described above, will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against directors to the extent such actions seek monetary damages.

  Indemnification and Insurance. Under Section 145 of the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of the derivative actions, except that indication only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

  Section 7.7 of the Bylaws provides that the Company shall indemnify any person to whom, and to the extent, indemnification may be granted pursuant to
Section 145 of the Delaware General Corporation law.

  Article Eleven of the Company Certificate provides that a person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company will be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him, except in such cases where the director, officer or employee is adjudged guilty of willful misconduct or malfeasance in the performance of his duties. Article Eleven also provides that the right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.

ITEM 16. EXHIBITS

  (a) Exhibits

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
 *4.1        Certificate of Trust of Host Marriott Financial Trust.
  4.2        Amended and Restated Trust Agreement of Host Marriott Financial
             Trust, dated as of December 2, 1996, among Host Marriott
             Corporation, as Depositor, IBJ Schroder Bank & Trust Company, as
             Property Trustee, Delaware Trust Capital Management (Delaware), as
             Delaware Trustee and Robert E. Parsons, Jr., Bruce D. Wardinski,
             and Christopher G. Townsend, as Administrative Trustees.
  4.3        Indenture for the 6 3/4% Convertible Debentures, dated as of
             December 2, 1996, among Host Marriott Corporation and IBJ Schroder
             Bank & Trust Corporation, as Indenture Trustee.
  4.4        Form of 6 3/4% Preferred Securities (Included in Exhibit D-1 to
             Exhibit 4.2 above).
  4.5        Form of 6 3/4% Convertible Debentures (Included in Article 2 to
             Exhibit 4.3 above).
  4.6        Preferred Securities Guarantee Agreement, dated as of December 2,
             1996, between Host Marriott Corporation, as Guarantor, and IBJ
             Schroder Bank & Trust Company, as Guarantee Trustee.
 *5.1        Opinion of Christopher G. Townsend, Senior Vice-President and
             General Counsel to Host Marriott Corporation and special counsel to Host Marriott Financial Trust, as to the legality of the
             Preferred Securities, Convertible Debentures, Guarantee and the
             Common Stock of Host Marriott Corporation issuable upon conversion of the Preferred Securities being registered hereby.

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
  *8.1       Opinion of Latham & Watkins, special United States tax counsel to
             Host Marriott Corporation and Host Marriott Financial Trust, as to
             certain tax matters.
  10.1       Registration Rights Agreement, dated December 2, 1996, between
             Host Marriott Financial Trust and Goldman, Sachs & Co., Donaldson,
             Lufkin and Jenrette Securities Corporation, BT Securities
             Corporation and Montgomery Corporation, as Purchasers.
  12.1       Ratio of Earnings to Fixed Charges of Host Marriott Corporation
 *23.1       Consent of Latham & Watkins (Included in Exhibits 5.1 and 8.1).
 *23.2       Consent of Christopher G. Townsend, General Counsel to Host
             Marriott Corporation (Included in Exhibit 5.2).
  23.3       Consent of Arthur Andersen LLP.
  23.4       Consent of KPMG Peat Marwick LLP.
  23.5       Consent of Ernst & Young LLP.
  24.1       Power of Attorney (set forth on signature page of the Registration
             Statement).
  25.1       Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of IBJ Schroder Bank & Trust Company, as Trustee under the 6 3/4% Convertible Subordinated Indenture.
  25.2       Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of IBJ Schroder Bank & Trust Company, as
             Property Trustee under the Amended and Restated Declaration of
             Trust.
  25.3       Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of IBJ Schroder Bank & Trust Company, as
             Guarantee Trustee under the Guarantee.

--------
*To be filed by amendment.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (d) The Company hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to Rule 424(b) (1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON JANUARY 16, 1997.

                                          Host Marriott Corporation

                                                /s/  Robert E. Parsons, Jr.
                                          By___________________________________
                                                  Robert E. Parsons, Jr.
                                            Executive Vice President and Chief
                                                     Financial Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE


        /s/ Terence C. Golden          President, Chief        January 16, 1997
-------------------------------------   Executive Officer
          TERENCE C. GOLDEN             (Principal
                                        Executive Officer)
                                        and Director

     /s/ Robert E. Parsons, Jr.        Executive Vice          January 16, 1997
-------------------------------------   President and Chief
       ROBERT E. PARSONS, JR.           Financial Officer
                                        (Principal
                                        Financial Officer)

        /s/ Donald D. Olinger          Senior Vice             January 16, 1997
-------------------------------------   President and
          DONALD D. OLINGER             Corporate
                                        Controller
                                        (Principal
                                        Accounting Officer)

       /s/ Richard E. Marriott         Chairman of the         January 16, 1997
-------------------------------------   Board of Directors
         RICHARD E. MARRIOTT

             SIGNATURE                       TITLE                 DATE


        /s/ R. Theodore Ammon         Director                 January 16, 1997
------------------------------------
         R. THEODORE AMMON

        /s/ Robert M. Baylis          Director                 January 16, 1997
------------------------------------
          ROBERT M. BAYLIS

       /s/ J.W. Marriott, Jr.         Director                 January 16, 1997
------------------------------------
         J.W. MARRIOTT, JR.

       /s/ Ann Dore McLaughlin        Director                 January 16, 1997
------------------------------------
        ANN DORE MCLAUGHLIN

        /s/ Harry L. Vincent          Director                 January 16, 1997
------------------------------------
          HARRY L. VINCENT

                                 EXHIBIT INDEX

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
  *4.1       Certificate of Trust of Host Marriott Financial Trust.
   4.2       Amended and Restated Trust Agreement of Host Marriott Financial
             Trust, dated as of December 2, 1996, among Host Marriott
             Corporation, as Depositor, IBJ Schroder Bank & Trust Company, as
             Property Trustee, Delaware Trust Capital Management (Delaware), as
             Delaware Trustee and Robert E. Parsons, Jr., Bruce D. Wardinski,
             and Christopher G. Townsend, as Administrative Trustees.
   4.3       Indenture for the 6 3/4% Convertible Debentures, dated as of
             December 2, 1996, among Host Marriott Corporation and IBJ Schroder
             Bank & Trust Corporation, as Indenture Trustee.
   4.4       Form of 6 3/4% Preferred Securities (Included in Exhibit D-1 to
             Exhibit 4.2 above).
   4.5       Form of 6 3/4% Convertible Debentures (Included in Article 2 to
             Exhibit 4.3 above).
   4.6       Preferred Securities Guarantee Agreement, dated as of December 2,
             1996, between Host Marriott Corporation, as Guarantor, and IBJ
             Schroder Bank & Trust Company, as Guarantee Trustee.
  *5.1       Opinion of Christopher G. Townsend, Senior Vice-President and
             General Counsel to Host Marriott Corporation and special counsel to Host Marriott Financial Trust, as to the legality of the
             Preferred Securities, Convertible Debentures, Guarantee and the
             Common Stock of Host Marriott Corporation issuable upon conversion of the Preferred Securities being registered hereby.
  *8.1       Opinion of Latham & Watkins, special United States tax counsel to
             Host Marriott Corporation and Host Marriott Financial Trust, as to
             certain tax matters.
  10.1       Registration Rights Agreement, dated December 2, 1996, between
             Host Marriott Financial Trust and Goldman, Sachs & Co., Donaldson,
             Lufkin and Jenrette Securities Corporation, BT Securities
             Corporation and Montgomery Corporation, as Purchasers.
  12.1       Ratio of Earnings to Fixed Charges of Host Marriott Corporation
 *23.1       Consent of Latham & Watkins (Included in Exhibits 5.1 and 8.1).
 *23.2       Consent of Christopher G. Townsend, General Counsel to Host
             Marriott Corporation (Included in Exhibit 5.2).
  23.3       Consent of Arthur Andersen LLP.
  23.4       Consent of KPMG Peat Marwick LLP
  23.5       Consent of Ernst & Young LLP
  24.1       Power of Attorney (set forth on signature page of the Registration
             Statement).
  25.1       Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of IBJ Schroder Bank & Trust Company, as Trustee under the 6 3/4% Convertible Subordinated Indenture.
  25.2       Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of IBJ Schroder Bank & Trust Company, as
             Property Trustee under the Amended and Restated Declaration of
             Trust.
  25.3       Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of IBJ Schroder Bank & Trust Company, as
             Guarantee Trustee under the Guarantee.

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* To be filed by amendment.

                                      E-1